                               U.S. $1,500,000,000


                                CREDIT AGREEMENT


                            dated as of July 31, 2001

                                      among


                          MARRIOTT INTERNATIONAL, INC.


                             THE BANKS NAMED HEREIN


                                 CITIBANK, N.A.,
                            as Administrative Agent,


                            SALOMON SMITH BARNEY INC.

                                       and

                                 SCOTIA CAPITAL,

                 as Joint Lead Arrangers and Joint Book Managers


                                 SCOTIA CAPITAL,

                              as Syndication Agent


                              BANK OF AMERICA, N.A,

                            THE CHASE MANHATTAN BANK

                                       and

                              FLEET NATIONAL BANK,

                             as Documentation Agents


                            THE BANK OF NOVA SCOTIA,

                            as Letter of Credit Agent

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS                                                                       1
         SECTION 1.01.  Certain Defined Terms..................................................................   1
         SECTION 1.02.  Computation of Time Periods............................................................  26
         SECTION 1.03.  Accounting Terms.......................................................................  26


ARTICLE II  AMOUNTS AND TERMS OF THE LOANS                                                                       27
         SECTION 2.01.  The Revolving Loans....................................................................  27
         SECTION 2.02.  The Competitive Bid Loans..............................................................  28
         SECTION 2.03.  The Swing Loans........................................................................  29
         SECTION 2.04.  The Letters of Credit..................................................................  29
         SECTION 2.05.  Fees...................................................................................  30
         SECTION 2.06.  Reductions and Increases of the Commitments............................................  31
         SECTION 2.07.  Repayment..............................................................................  34
         SECTION 2.08.  Interest...............................................................................  36
         SECTION 2.09.  Interest Rate Determinations...........................................................  37
         SECTION 2.10.  Prepayments............................................................................  38
         SECTION 2.11.  Payments and Computations..............................................................  39
         SECTION 2.12.  Taxes..................................................................................  41
         SECTION 2.13.  Sharing of Payments, Etc...............................................................  44
         SECTION 2.14.  Conversion of Revolving Loans..........................................................  45
         SECTION 2.15.  Extension of Termination Date..........................................................  45
         SECTION 2.16.  Borrowings by Designated Borrowers.....................................................  49


ARTICLE III  MAKING THE LOANS AND ISSUING THE LETTERS OF CREDIT                                                  49
         SECTION 3.01.  Making the Revolving Loans.............................................................  50
         SECTION 3.02.  Making the Competitive Bid Loans.......................................................  52
         SECTION 3.03.  Making the Swing Loans, Etc............................................................  54
         SECTION 3.04.  Issuance of Letters of Credit..........................................................  57
         SECTION 3.05.  Increased Costs........................................................................  60
         SECTION 3.06.  Illegality.............................................................................  61
         SECTION 3.07.  Reasonable Efforts to Mitigate.........................................................  62
         SECTION 3.08.  Right to Replace Affected Person or Lender.............................................  62
         SECTION 3.09.  Use of Proceeds........................................................................  63


ARTICLE IV  CONDITIONS OF LENDING                                                                                63
         SECTION 4.01.  Conditions Precedent to Initial Borrowing..............................................  63
         SECTION 4.02.  Conditions  Precedent to Each Revolving Loan  Borrowing,  Swing Loan Borrowing and
                  Letter of Credit Issuance....................................................................  64
         SECTION 4.03.  Conditions Precedent to Each Competitive Bid Loan Borrowing............................  65

ARTICLE V  REPRESENTATIONS AND WARRANTIES                                                                        66

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         SECTION 5.01.  Representations and Warranties of the Company..........................................  66


ARTICLE VI  COVENANTS OF THE COMPANY                                                                             68
         SECTION 6.01  Affirmative Covenants...................................................................  68
         SECTION 6.02  Negative Covenants......................................................................  71


ARTICLE VII  EVENTS OF DEFAULT                                                                                   74
         SECTION 7.01.  Events of Default......................................................................  74
         SECTION 7.02.  Actions in  Respect of the  Letters  of Credit  Upon Event of  Default;  L/C Cash
                 Collateral Account; Investing of Amounts in the L/C Cash Collateral Account; Release..........  77


ARTICLE VIII  THE AGENTS                                                                                         80
         SECTION 8.01.  Authorization and Action...............................................................  80
         SECTION 8.02.  Reliance, Etc..........................................................................  80
         SECTION 8.03.  The Agents and their Affiliates as Lenders.............................................  81
         SECTION 8.04.  Lender Credit Decision.................................................................  81
         SECTION 8.05.  Indemnification........................................................................  81
         SECTION 8.06.  Successor Administrative Agent.........................................................  82


ARTICLE IX  MISCELLANEOUS                                                                                        82
         SECTION 9.01.  Amendments, Etc........................................................................  82
         SECTION 9.02.  Notices, Etc...........................................................................  83
         SECTION 9.03.  No Waiver; Remedies....................................................................  83
         SECTION 9.04.  Costs and Expenses.....................................................................  83
         SECTION 9.05.  Right of Set-off.......................................................................  85
         SECTION 9.06.  Binding Effect.........................................................................  85
         SECTION 9.07.  Assignments and Participations.........................................................  85
         SECTION 9.08.  No Liability of the Issuing Bank or the Letter of Credit Agent.........................  90
         SECTION 9.09.  Governing Law..........................................................................  91
         SECTION 9.10.  Execution in Counterparts..............................................................  91
         SECTION 9.11.  Confidentiality........................................................................  91
         SECTION 9.12.  Jurisdiction, Etc......................................................................  91
         SECTION 9.13.  WAIVER OF JURY TRIAL...................................................................  92
         SECTION 9.14.  Judgment Currency......................................................................  92
         SECTION 9.15.  European Monetary Union................................................................  93


ARTICLE X  GUARANTEE                                                                                             93
         SECTION 10.01.  Guarantee.............................................................................  93
         SECTION 10.02.  Obligations Unconditional.............................................................  94
         SECTION 10.03.  Reinstatement.........................................................................  94


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         SECTION 10.04.  Subrogation...........................................................................  94
         SECTION 10.05.  Remedies..............................................................................  94
         SECTION 10.06.  Continuing Guarantee..................................................................  95

SCHEDULES
---------

Schedule I     -   Applicable Lending Offices
Schedule II    -   Existing Liens
Schedule III   -   Mandatory Costs
Schedule IV    -   Swing Loan Banks

EXHIBITS

Exhibit A-1    -   Form of Revolving Loan Note
Exhibit A-2    -   Form of Competitive Bid Loan Note
Exhibit B-1    -   Notice of Revolving Loan Borrowing
Exhibit B-2    -   Notice of Competitive Bid Loan Borrowing
Exhibit C-1    -   Form of Assignment and Acceptance
Exhibit C-2    -   Form of Participation Agreement
Exhibit C-3    -   Form of New Commitment Acceptance
Exhibit D      -   Form of Opinion of the Company's Law Department
Exhibit E      -   Form of Opinion of Special New York Counsel
                     to the Administrative Agent
Exhibit F-1    -   Form of Designation Letter
Exhibit F-2    -   Form of Termination Letter
Exhibit G      -   Form of Effective Date Notification

                                CREDIT AGREEMENT


          CREDIT AGREEMENT (the "Agreement") dated as of July 31, 2001 among
                                 ---------
MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the "Company"), the banks
                                                           -------
listed on the signature pages hereof under the heading "Banks" (the "Banks") and
                                                                     -----
the other Lenders (as defined below) party hereto from time to time, CITIBANK, N.A., as administrative agent (in such capacity, the "Administrative Agent") for
                                                      --------------------
the Lenders hereunder and THE BANK OF NOVA SCOTIA, as letter of credit agent (in such capacity, the "Letter of Credit Agent").
                    ----------------------

          The Company has entered into a Credit Agreement dated as of February 19, 1998 with certain banks, Citibank, N.A., as Administrative Agent, The Bank of Nova Scotia, as Documentation Agent, The Bank of Nova Scotia, as Letter of Credit Agent, and The Chase Manhattan Bank and The First National Bank of Chicago, as Managing Agents (as amended to the date hereof, the "Existing Credit
                                                                 ---------------
Agreement"), providing for the extension of credit to the Company and certain of
---------
its designated wholly-owned subsidiaries in an aggregate principal amount up to but not exceeding $1,500,000,000. The Company wishes to refinance the Existing Credit Agreement and, in that connection, has requested that the Banks provide the credit facilities referred to herein. Accordingly, the parties hereto agree that, effective on the Effective Date (as defined below), the parties agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptance" means an Assignment and Acceptance or a New Commitment
           ----------
Acceptance.

          "Adjusted Total Debt" means, as at any date, the sum for the Company
           -------------------
and its Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP) of:

          (a) the aggregate principal amount of Debt for Borrowed Money of the Company and its Subsidiaries (other than any such Debt for Borrowed Money constituting Non-Recourse Indebtedness) outstanding on such date plus
                                                                      ----

          (b) the excess, if any, of (i) the aggregate of all Guarantees by the Company and its Subsidiaries of Debt for Borrowed Money of others as of such date over (ii) $400,000,000.
               ----

          "Administrative Agent" has the meaning specified in the recital of
           --------------------
parties to this Agreement.

          "Administrative Agent's Account" means, in respect of any Currency,
           ------------------------------
such account as the Administrative Agent shall designate in a notice to the Company and the Lenders.

          "Affected Person" has the meaning specified in Sections 2.12(j),
           ---------------
3.05(d), 3.06 and 3.08(a).

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, controls, is controlled by or is under common control with such Person or, unless the reference is to an Affiliate of a Lender, is a Marriott Family Member or is a partner, member, director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agents" means, collectively, the Administrative Agent and the Letter
           ------
of Credit Agent.

          "Alternate Currency" means, at any time, any currency other than
           ------------------
Dollars, provided that, at such time, (i) such Currency is dealt with in the
         --------
London interbank deposit market, or, in the case of Pounds Sterling, the Paris interbank market, or, in the case of Euros borrowed in connection with EURIBOR Loans, the European interbank deposit market, (ii) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market or, in the case of Euros, the European interbank deposit market, and (iii) no central bank or other governmental authorization in the country of issue of such currency (including, in the case of Euros borrowed in connection with EURIBOR Loans, any authorization by the European Central Bank) is required to permit use of such Currency by any Lender for making any Loan and/or to permit the relevant Borrower to borrow and repay the principal thereof and to pay the interest thereon (unless such authorization has been obtained and is in full force and effect).

          "Applicable Lending Office" means, with respect to each Lender, and
           -------------------------
for each Type and Currency of Loan, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan and, in the case of a Competitive Bid Loan, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Loan, or in any case such other office of such Lender or of an Affiliate of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company.

          "Applicable Margin" means, as of any date, the applicable margin set
           -----------------
forth below under the Eurocurrency Rate column set forth below, based upon the Public Debt Rating in effect on such date:

             ==================================================
                 Public Debt
                   Rating                  Eurocurrency Rate
                 S&P/Moody's
             ==================================================
                   Level 1
                   -------
               A/A2 or higher                   0.215%
             --------------------------------------------------
                   Level 2
                   -------
                    A-/A3                       0.295%
             --------------------------------------------------
                   Level 3
                   -------
                  BBB+/Baa1                     0.375%
             --------------------------------------------------
                   Level 4
                   -------
                  BBB/Baa2                      0.475%
             --------------------------------------------------
                   Level 5
                   -------
                  BBB-/Baa3                     0.675%
             --------------------------------------------------
                   Level 6
                   -------
             Lower than Level 5                 0.900%
             ==================================================

          "Applicable Percentage" means, as of any date, the applicable percentage set forth below under the Facility Fee or, as applicable, the Utilization Fee column based upon the Public Debt Rating in effect on such date:

     ========================================================
       Public Debt
          Rating             Facility           Utilization
       S&P/Moody's              Fee                 Fee
     ========================================================
         Level 1
         -------
      A/A2 or higher          0.085%              0.125%
     --------------------------------------------------------
         Level 2
         -------
          A-/A3               0.105%              0.125%
     --------------------------------------------------------
         Level 3
         -------
        BBB+/Baa1             0.125%              0.125%
     --------------------------------------------------------
         Level 4
         -------
         BBB/Baa2             0.150%              0.125%
     --------------------------------------------------------

         Level 5
         -------
        BBB-/Baa3             0.200%              0.125%
     --------------------------------------------------------

     ========================================================
          Public Debt
             Rating          Facility           Utilization
          S&P/Moody's           Fee                 Fee
     ========================================================
            Level 6
            -------
       Lower than Level 5     0.300%              0.300%
     ========================================================

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-1 hereto.

          "Available Amount" of any Letter of Credit means, at any time, the
           ----------------
maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), provided
                                                                   --------
that, if any Letter of Credit provides for future increases in the maximum amount available to be drawn under such Letter of Credit, then the "Available
                                                                    ---------
Amount" of such Letter of Credit shall mean, at any time, the maximum amount
------
available to be drawn under such Letter of Credit after taking into account all increases in the availability thereunder.

          "Avendra" means Avendra LLC, an independent professional procurement
           -------
services company formed in 2001 by the Company, Hyatt Hotels Corporation, Bass Hotels and Resorts, Inc., ClubCorp USA Inc., and Fairmont Hotels and Resorts, Inc. which serves the North American hospitality market and selected industries, and its Subsidiaries.

          "BNS" means The Bank of Nova Scotia and its successors.
           ---

          "Banks" has the meaning specified in the recital of parties to this
           -----
Agreement.

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its "base rate";

          (b) the sum (adjusted to the nearest 1/4 of one percent, or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of
     (i) 1/2 of one percent per annum, plus (ii) the rate obtained by dividing
                                       ----
     (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365/366 days) being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of
                        ----
     the annual assessment rates for determining the then current annual assessment payable by Citibank to the FDIC for insuring U.S. dollar deposits in the United States; and

          (c)  1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Loan" means a Loan which bears interest as provided in
           --------------
Section 2.08(a)(i).

          "Base Rate Swing Loan" has the meaning specified in Section 3.03(b).
           --------------------

          "Bondable Lease Obligation" of any Person means the obligation of such
           -------------------------
Person as tenant under an operating lease, upon the occurrence of a significant underinsured casualty, an under-compensated governmental taking or the practical inability to operate the premises for an extended period of time due to force
                                                                        -----
majeure or loss of a material permit, to make a payment to the landlord (or to
-------
make an irrevocable offer to purchase the landlord's fee interest to avoid termination of such lease) in an amount that is calculated with reference to the landlord's leasehold indebtedness.

          "Borrowers" means, at any time, collectively, the Company (both as a
           ---------
Borrower and as guarantor under Article X of Loans made to the Designated Borrowers) and each Designated Borrower.

          "Borrowing" means a Revolving Loan Borrowing, a Swing Loan Borrowing
           ---------
or a Competitive Bid Loan Borrowing.

          "Business Day" means (a) a day of the year on which commercial banks
           ------------
are not required or authorized to close in New York City, (b) if the applicable Business Day relates to any Eurocurrency Rate Loans (other than EURIBOR Loans denominated in Euros), on which dealings are carried on in the London (and, in the case of Pounds Sterling, Paris) interbank market, and, if such day relates to a Borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any Loan denominated in an Alternate Currency (other than Euros borrowed in connection with EURIBOR Loans), or a notice with respect to any such Borrowing, payment, prepayment or Interest Period, also on which foreign exchange trading is carried out in the London interbank market (and, in the case of Pounds Sterling, Paris) interbank market and on which banks are open in the place of payment in the country in whose Currency such Loan is denominated, and (c) if the applicable Business Day relates to any EURIBOR Loans denominated in Euros and relates to a Borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any EURIBOR Loan denominated in Euros, or a notice with respect to any such Borrowing, payment, prepayment or Interest Period, a Target Operating Day.

          "Change of Control" means:
           -----------------

          (i) any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing not less than 30% of the combined voting power of all Voting Stock of the Company; or

          (ii) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Company) to constitute a majority of the board of directors of the Company; or

          (iii) any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of the Company (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of the Company.

          "Chase" means The Chase Manhattan Bank and its successors.
           -----

          "Citibank" means Citibank, N.A. and its successors.
           --------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the regulations promulgated and rulings issued thereunder.

          "COLI Debt" means all Indebtedness of the Company or any of its
           ---------
Subsidiaries to the insurance company issuing the COLI Policies, if and for so long as:

          (a) the aggregate principal amount of such Indebtedness is equal to or less than the aggregate account value of all COLI Policies at the time such Indebtedness is incurred by the Company and such Subsidiaries and at all times thereafter; and

          (b) the documentation with respect to such Indebtedness limits the recourse of the insurance company issuing the COLI Policies, as lender, against the Company and such Subsidiaries for the payment of such Indebtedness directly to the ownership interest of the Company and its Subsidiaries in the COLI Policies.

          "COLI Policies" means all corporate-owned life insurance policies
           -------------
purchased and maintained by the Company or any of its Subsidiaries to insure the lives of certain employees of the Company and its Subsidiaries.

          "Commitment" means, as to any Lender, (i) the Dollar amount set forth
           ----------
opposite its name on the signature pages hereof or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be increased or reduced as expressly provided herein (including, without limitation, pursuant to Sections 2.06, 2.15(c) and 3.08).

          "Company" has the meaning specified in the recital of parties to this
           -------
Agreement.

          "Competitive Bid Loan" means a loan by a Lender to a Borrower as part
           --------------------
of a Competitive Bid Loan Borrowing resulting from the auction bidding procedure described in Section 3.02.

          "Competitive Bid Loan Borrowing" means a Borrowing by a Borrower from
           ------------------------------
each of the Lenders whose offer to make one or more Competitive Bid Loans as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 3.02.

          "Competitive Bid Loan Note" means a promissory note of a Borrower
           -------------------------
payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Loan made by such Lender.

          "Competitive Bid Loan Reduction" has the meaning specified in Section
           ------------------------------
2.01.

          "Confidential Information" means information that the Company or any
           ------------------------
of its Subsidiaries or Affiliates furnishes to the Agents or any Lender on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to such Person or Persons from a source other than the Company or any of its Subsidiaries or Affiliates, unless such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.

          "Consolidated" refers to the consolidation of accounts of the Company
           ------------
and its Subsidiaries in accordance with GAAP.

          "Conversion", "Convert" and "Converted" each refer to a conversion of
           ----------    -------       ---------
Revolving Loans of one Type into Revolving Loans of the other Type pursuant to
Section 2.14.

          "Currency" means Dollars or any Alternate Currency.
           --------

          "Current Aggregate Commitment" means, at any time, the aggregate
           ----------------------------
amount of the Commitments as then in effect (computed without regard to any Competitive Bid Loan Reduction, any Swing Loan Reduction or any Letter of Credit Reduction).

          "Debt for Borrowed Money" of any Person means:
           -----------------------

               (i) all indebtedness of such Person for borrowed money;

               (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accruals incurred in the ordinary course of such Person's business);

               (iv) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and

               (v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities to the extent that such obligations support an obligation described in clauses (i) through
     (iv) above.

          "Default" means any Event of Default or any event that would
           -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Designated Borrower" means any Wholly-Owned Subsidiary of the
           -------------------
Company, as to which a Designation Letter has been delivered to the Administrative Agent and as to which a Termination Letter has not been delivered to the Administrative Agent in accordance with Section 2.16.

          "Designation Letter" has the meaning specified in Section 2.16(a).
           ------------------

          "Dollar Equivalent" means, with respect to any principal of or
           -----------------
interest on any Loan denominated in an Alternate Currency, the amount of Dollars that would be required to purchase the amount of the Alternate Currency of such principal or interest on the date such Loan is requested (or (x) as otherwise provided in Section 2.07(e), (y) in the case of any Competitive Bid Loan, the date of the related Notice of Competitive Bid Loan Borrowing, and (z) in the case of any redenomination under Section 2.11(e), on the date of such redenomination), based upon the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by the Administrative Agent, of the spot selling rate at which the Reference Banks offer to sell such Alternate Currency for Dollars in (i) in the case of LIBOR Loans, the London foreign exchange market at approximately 11:00 A.M. London time or (ii) in the case of EURIBOR Loans, the London foreign exchange market at approximately 10:00 A.M. London time or, at the request of the Borrower, 11:00 A.M., Brussels time, in each case for delivery two Business Days thereafter.

          "Dollars" and "$" mean lawful money of the United States of America.
           -------       -

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

          "EBITDA" means, for any period, net income (or net loss) plus the sum
           ------                                                  ----
of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) non-recurring non-cash charges (including the cumulative effect of accounting changes), in each case determined in accordance with GAAP for such period.

          "Effective Date" has the meaning set forth in Section 4.01.
           --------------

          "Eligible Assignee" means:
           -----------------

               (i)   a Lender and any Affiliate of such Lender;

               (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

               (iii) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

               (iv) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and

               (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000.

          "Environmental Law" means any federal, state or local law, rule,
           -----------------
regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or hazardous materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the

Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person who for purposes of Title IV of
           ---------------
ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414(b) or 414(c) of the Code.

          "ERISA Event" means, with respect to any Person, (a) the occurrence of
           -----------
a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA with respect to a termination described in Section 4041(c)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(e) the failure by such Person or any members of its controlled group (within the meaning of Section 302(f)(6)(B) of ERISA) to make a payment to a Plan required under Section 302(f)(1)(A) and (B) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA.

          "EMU" means economic and monetary union as contemplated in the Treaty
           ---
on European Union.

          "EMU Legislation" means legislative measures of the European Council
           ---------------
for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

          "Euros" means the single currency of Participating Member States of
           -----
the European Union, which shall be an Alternate Currency under this Agreement.

          "EURIBOR Loan" means any Eurocurrency Rate Loan which is denominated
           ------------
in Euros and bears interest at a rate determined in accordance with clause (b) of the definition of Eurocurrency Rate in this Section 1.01.

          "Eurocurrency Lending Office" means, with respect to any Lender, the
           ---------------------------
office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means:
           -----------------

          (a) for any Interest Period for each LIBOR Loan in any Currency comprising part of the same Revolving Loan Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) appearing on the Screen for such Currency as the London Interbank Offered Rate for deposits in such Currency at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan; provided that if such rate does
                                               --------
     not appear on such Screen (or, if such Screen shall cease to be publicly available or if the information contained on such Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate), the "Eurocurrency Rate" for such Interest Period for such LIBOR Loan in such Currency shall be the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in such Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London (or, in the case of Pounds Sterling, Paris) interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of the Interest Period for such Loan in an amount substantially equal to such Reference Bank's LIBOR Loan comprising part of such Revolving Loan Borrowing to be outstanding during such Interest Period; and


          (b) for any Interest Period for each EURIBOR Loan in Euros comprising part of the same Revolving Loan Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) appearing on the Screen for Euros as the interbank offered rates for deposits in Euros within the member states of the European Union which are Participating Member States at approximately 10:00 A.M. London time or, at the request of the Borrower, 11:00 A.M. Brussels time (or as soon thereafter as practicable), in each case, two Business Days prior to the first day of the Interest Period for such EURIBOR Loan; provided that if such rate does not
                                            --------
     appear on such Screen (or, if such Screen shall cease to be publicly available or if the information contained on such Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such interbank offered rates for deposits in Euros within the member states of the European Union which are Participating Member States, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such interbank offered rates for deposits in Euros within the member states of the European Union which are

     Participating Member States), the "Eurocurrency Rate" for such Interest Period for such EURIBOR Loan shall be the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in (i) London, England to prime banks in the London interbank market at approximately 10:00 A.M. (London time), or (ii) at the request of the Borrower, Brussels to prime banks in the interbank market within member state of the European Union which are Participating Member States at approximately 11:00 A.M. (Brussels time), in each case, two Business Days before the first day of the Interest Period for such EURIBOR Loan in an amount substantially equal to such Reference Bank's EURIBOR Loan comprising part of such Revolving Loan Borrowing to be outstanding during such Interest Period.

          The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Revolving Loan Borrowing shall be determined by the Administrative Agent on the basis of the applicable Screen or the applicable rates furnished to and received by the Administrative Agent from the Reference Banks, as the case may be, two Business Days before the first day of such Interest Period, subject, however, to the provisions of
                         -------  -------
Section 2.09.

          "Eurocurrency Rate Loan" means a Loan which bears interest as provided
           ----------------------
in Section 2.08(a)(ii).

          "Eurocurrency Rate Reserve Percentage" of any Lender for any Interest
           ------------------------------------
Period for any Eurocurrency Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.
           -----------------

          "Excluded Representations" means the representations and warranties
           ------------------------
set forth in (i) the last sentence of Section 5.01(b) (to the extent the representations and warranties set forth in such sentence relate to matters other than the Loan Documents), (ii) the last sentence of Section 5.01(e) and
(iii) Sections 5.01(g), 5.01(h), 5.01(i) and 5.01(j).

          "Existing Credit Agreement" has the meaning specified in the
           -------------------------
introduction hereto.

          "Existing Letters of Credit" means each "Letter of Credit" issued
           --------------------------
pursuant to the terms of, and as defined in, the Existing Credit Agreement and outstanding on the Effective Date.

          "FDIC" means the Federal Deposit Insurance Corporation or any
           ----
successor.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Final Termination Date" means, at any time, the latest occurring
           ----------------------
Termination Date in effect at such time.

          "Foreclosure Guarantee" means any guarantee of secured Indebtedness
           ---------------------
the obligations under which guarantee are limited to providing that following foreclosure (or sale in lieu thereof) on all such security the guarantor will pay the holder of such Indebtedness the amount (if any) by which the aggregate proceeds received by such holder from such foreclosure or sale fall short of a specified amount, provided that such specified amount does not exceed 25% of the
                  --------
original principal amount of such secured Indebtedness.

          "Foreign Currency Equivalent" means, with respect to any amount in
           ---------------------------
Dollars, the amount of an Alternate Currency that could be purchased with such amount of Dollars using the reciprocal of foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time, except that, with respect to the determination of compliance by the Company with the covenant set forth in
Section 6.01(j), "GAAP" shall mean such principles in the United States of
                  ----
America as in effect as of the date of, and used in, the preparation of the audited financial statements of the Company referred to in Section 5.01(e).

          "Granting Bank" has the meaning specified in Section 9.07(a).
           -------------

          "Guarantee" of any Person means (a) any obligation, contingent or
           ---------
otherwise, directly or indirectly guaranteeing any Debt for Borrowed Money of any other Person and (b) any other arrangement having the economic effect of a Guarantee and the principal purpose of which is to assure a creditor against loss in respect of Debt for Borrowed Money, in each case other than (i) the endorsement for collection or deposit in the ordinary course of business, (ii) any Foreclosure Guarantee and (iii) any Bondable Lease Obligation. The amount of any Guarantee (other than for purposes of determining the Company's obligations under Article X) shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made, and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Guaranteed Obligations" has the meaning specified in Section 10.01.
           ----------------------

          "Increasing Lender" means, in connection with any increase in the
           -----------------
aggregate amount of the Commitments pursuant to Section 2.06(b), a Lender whose Commitment is increased pursuant to Section 2.06(b)(vi).

          "Indebtedness" of any Person means (i) all Debt for Borrowed Money of
           ------------
such Person, (ii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person and (iii) all Guarantees of such Person.

          "Indemnified Party" has the meaning specified in Section 9.04(b).
           -----------------

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Expense" means, for any period, gross interest expense plus
           ----------------                                                ----
capitalized interest for such period, in each case determined in accordance with GAAP.

          "Interest Period" means: (a) with respect to each Eurocurrency Rate
           ---------------
Loan, the period commencing on the date of such Eurocurrency Rate Loan and ending on the numerically corresponding day in the first, second, third or sixth (or, if requested by the Company and acceptable to each of the Lenders, ninth or twelfth) calendar month thereafter, as the Company (on its own behalf and on behalf of any other Borrower) may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select;

          (b) with respect to each Base Rate Loan, the period commencing on the date of such Base Rate Loan and ending on the first Quarterly Date thereafter; and

          (c) with respect to each Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the maturity date thereof determined in accordance with Section 2.02(c);

provided that:
--------

          (i) the Company may not select any Interest Period that ends after the Final Termination Date;

          (ii) Interest Periods commencing on the same date for Revolving Loans comprising part of the same Revolving Loan Borrowing shall be of the same duration; and

          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided in the case of any Interest Period for a Eurocurrency Rate Loan,
     --------
     that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Issuing Bank" means BNS, as issuer of any Letter of Credit or such
           ------------
other Lender as shall, with the consent of BNS, the Company and the Administrative Agent, have assumed the obligations of BNS as Issuing Bank with respect to any or all Letters of Credit hereunder.

          "L/C Cash Collateral Account" has the meaning specified in Section
           ---------------------------
7.02(b).

          "L/C Cash Collateral Account Collateral" has the meaning specified in
           --------------------------------------
Section 7.02(b).

          "L/C Cash Collateral Account Investments" has the meaning specified in
           ---------------------------------------
Section 7.02(c).

          "L/C Cash Collateral Account Obligations" has the meaning specified in
           ---------------------------------------
Section 7.02(e)(i).

          "L/C Related Documents" has the meaning specified in Section
           ---------------------
3.04(c)(i).

          "Lenders" means the Banks listed on the signature pages hereof and
           -------
each Eligible Assignee that shall become a party hereto pursuant to Section
9.07.

          "Letter of Credit Agent" has the meaning specified in the recital of
           ----------------------
parties to this Agreement.

          "Letter of Credit Agreement" has the meaning specified in Section
           --------------------------
3.04(a).

          "Letter of Credit Facility" means an aggregate amount not to exceed
           -------------------------
$500,000,000 at any time outstanding.

          "Letter of Credit Loan" means a payment by the Issuing Bank of a draft
           ---------------------
drawn under any Letter of Credit pursuant to Section 3.04 or, without duplication, a payment by a Lender in respect thereof pursuant to Section 3.04.

          "Letter of Credit Reduction" has the meaning specified in Section
           --------------------------
2.01.

          "Letters of Credit" has the meaning specified in Section 2.04(b).
           -----------------

          "Leverage Ratio" means, as at the last day of any fiscal quarter of
           --------------
the Company ending on or after the date hereof, the ratio of:

          (a)  Adjusted Total Debt as of such day, to

          (b) Consolidated EBITDA for the period of four fiscal quarters ending on such day.

          "LIBOR Loan" means any Eurocurrency Rate Loan which is denominated in
           ----------
any Currency and bears interest at a rate determined in accordance with clause
(a) of the definition of Eurocurrency Rate in this Section 1.01.

          "Lien" means any lien, security interest or other charge or
           ----
encumbrance of any kind, or any other type of preferential arrangement having the practical effect of any of the foregoing, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loans" means all Revolving Loans, all Swing Loans, all Competitive
           -----
Bid Loans and all Letter of Credit Loans.

          "Loan Documents" means this Agreement, the Notes, each Letter of
           --------------
Credit Agreement, each Designation Letter and each Termination Letter.

          "Local Time" means, with respect to any Loan denominated, or any
           ----------
payment to be made, in Dollars, New York City time, and with respect to any Loan denominated, or any payment to be made, in an Alternate Currency, the local time in the Principal Financial Center for such Currency.

          "Mandatory Costs" means, with respect to any Lender, the percentage
           ---------------
rate per annum calculated by the Administrative Agent in accordance with
Schedule III.

          "Margin Regulations" means, collectively, Regulations T, U and X, as
           ------------------
from time to time in effect, and any regulation replacing the same, of the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Marriott Family Member" means Alice Marriott, J.W. Marriott, Jr.,
           ----------------------
Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.

          "Material Adverse Change" means any material adverse change in the
           -----------------------
business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (c) the ability of the Company to perform its obligations under the Loan Documents.

          "Material Subsidiary" means, at any time, a Subsidiary of the Company
           -------------------
having (i) at least 10% of the total Consolidated assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Company) or (ii) at least 10% of the Consolidated revenues of the Company and its Subsidiaries for the fiscal year of the Company then most recently ended.

          "MICC" means Marriott International Capital Corporation, a Delaware
           ----
corporation.

          "Moody's" means Moody's Investors Service, Inc., or any successor by
           -------
merger or consolidation to its business.

          "Multiemployer Plan" of any Person means a multiemployer plan, as
           ------------------
defined in Section 4001(a)(3) of ERISA, and which is a defined benefit plan, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan,
           ----------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "MVCI" means Marriott Ownership Resorts, Inc. (d/b/a Marriott Vacation
           ----
Club International).

          "New Commitment Acceptance" means a New Commitment Acceptance executed
           -------------------------
and delivered by a New Lender, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-3 hereto.

          "New Lender" means, for purposes of Sections 2.06(b), 2.15(c) and
           ----------
9.07(c), an Eligible Assignee (which may be a Lender) approved by the Administrative Agent (which approval shall not be unreasonably withheld) that the Company has requested to become a Lender hereunder pursuant to said Section 2.06(b) or 2.15(c).

          "Non-Recourse Indebtedness" means any Indebtedness of the Company or
           -------------------------
any of its Subsidiaries if, and so long as, such Indebtedness meets the requirements of clause (i), clause (ii), clause (iii) or clause (iv) below:

          (i)  Such Indebtedness is secured solely by Purchase Money Liens and:

          (a) the instruments governing such Indebtedness limit the recourse (whether direct or indirect) of the holders thereof against the Company and its Subsidiaries for the payment of such Indebtedness to the property securing such Indebtedness (with customary exceptions, including, without limitation, recourse for fraud, waste, misapplication of insurance or condemnation proceeds, and environmental liabilities); provided that any
                                                            --------
     partial Guarantee by, or any other limited recourse for payment of such Indebtedness against, the Company or its Subsidiaries which is not expressly excluded from the definition of "Guarantee" in this Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness; and

          (b) if such Indebtedness is incurred after the date hereof by the Company or a Subsidiary of the Company which is organized under the laws of the United States or any of its political subdivisions, either:

                  (x) (1) the holders of such Indebtedness shall have irrevocably agreed that in the event of any bankruptcy, insolvency or other similar proceeding with respect to the obligor of such Indebtedness, such holders will elect (pursuant to Section 1111(b) of the Federal Bankruptcy Code or otherwise) to be treated as fully secured by, and as having no recourse against such obligor or any property of such obligor other than, the property securing such Indebtedness, and (2) if, notwithstanding any election pursuant to clause (1) above, such holders shall have or shall obtain recourse against such obligor or any property of such obligor other than the property securing such Indebtedness, such recourse shall be subordinated to the payment in full in cash of the obligations owing to the Lenders, the Administrative Agent and the Letter of Credit Agent hereunder and under the Notes; or

                  (y) the property securing such Indebtedness is not material to the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole, as determined at the time such Indebtedness is incurred;

          (ii) (a) The sole obligor of such Indebtedness (such obligor, a "Specified Entity") is a corporation or other entity formed solely for the
      ----------------
     purpose of owning (or owning and operating) property which is (or may be) subject to one or more Purchase Money Liens, (b) such Specified Entity owns no other material property, (c) the sole collateral security provided by the Company and its Subsidiaries with respect to such Indebtedness (if any) consists of property owned by such

          Specified Entity and/or the capital stock of (or equivalent ownership interests in) such Specified Entity (provided that any partial
                                               --------
          Guarantee by, or any other limited recourse for payment of such Indebtedness against, the Company or its Subsidiaries which is not expressly excluded from the definition of "Guarantee" in this Section
          1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness), and (d) such Specified Entity conducts its business and operations separately from that of the Company and its other Subsidiaries;

               (iii) Such Indebtedness is COLI Debt; or

               (iv) Such Indebtedness is non-recourse Indebtedness in an aggregate principal amount not exceeding $53,782,000 owing by Essex House Condominium Corporation (a Subsidiary of the Company), as Owner Participant under the Trust Indenture and Security Agreement (Delta 1993-6) dated as of June 1, 1993 with NationsBank of Georgia, N.A., as indenture trustee, which Indebtedness is secured by a Boeing 767 aircraft leased to Delta Airlines and by an assignment of such lease.

          "Note" means a Revolving Loan Note or a Competitive Bid Loan Note.
           ----

          "Notice of Competitive Bid Loan Borrowing" has the meaning specified
           ----------------------------------------
in Section 3.02(a).

          "Notice of Issuance" has the meaning specified in Section 3.04(a).
           ------------------

          "Notice of Revolving Loan Borrowing" has the meaning specified in
           ----------------------------------
Section 3.01(a).

          "Notice of Swing Loan Borrowing" has the meaning specified in Section
           ------------------------------
3.03(a).

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Operating Agreement" means an agreement between the Company or one of
           -------------------
its Subsidiaries and the owner of a lodging or senior living facility pursuant to which the Company or such Subsidiary operates such lodging or senior living facility.

          "Other Taxes" has the meaning specified in Section 2.12(b).
           -----------

          "Participating Member State" means each state so described in any EMU
           --------------------------
Legislation.

          "Participation Agreement" means a loan participation agreement in
           -----------------------
substantially the form of Exhibit C-2 hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
successor.

          "Permitted Liens" means any of the following:
           ---------------

          (a) Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or the Subsidiary whose property is subject thereto in good faith by appropriate proceedings as to which adequate reserves are being maintained;

          (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested or defended in good faith by appropriate proceedings, or which are suspended or released by the filing of lien bonds, or deposits to obtain the release of such Liens;

          (c) pledges, deposits and other Liens made in the ordinary course of business to secure obligations under worker's compensation laws, unemployment insurance, social security legislation or similar legislation or to secure public or statutory obligations;

          (d) Liens to secure the performance of bids, tenders, contracts, leases or statutory obligations, or Liens to secure obligations under the Self-Insurance Program, or to secure surety, stay or appeal or other similar types of deposits, Liens or pledges (to the extent such Liens do not secure obligations for the payment of Debt for Borrowed Money);

          (e) attachment or judgment Liens to the extent such Liens are being contested in good faith and by proper proceedings, as to which adequate reserves are being maintained (provided that any such Liens as to which
                                    --------
     enforcement has been commenced and is unstayed, by reason of pending appeal or otherwise, for a period of more than thirty consecutive days, do not, in the aggregate, secure judgments in excess of $25,000,000);

          (f) Liens on any property of any Subsidiary of the Company to secure Indebtedness owing by it to the Company or another Subsidiary of the Company;

          (g) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

          (h) Liens arising in connection with operating leases incurred in the ordinary course of business of the Company and its Subsidiaries;

          (i)  Liens created in connection with the L/C Cash Collateral Account;

          (j) (i) subordination of any Operating Agreement to any ground lease and/or any mortgage debt of the owner or landlord, and (ii) any agreement by the Company or any of its Subsidiaries as operator to attorn to the holder of such mortgage debt, the lessor under such ground lease or any successor to either; and

          (k) additional Liens upon cash and investment securities; provided
                                                                    --------
     that (i) the only obligations secured by such Liens are obligations arising under Swap Transactions entered into with one or more counterparties who are not Affiliates of the Company or any of its Subsidiaries and (ii) the aggregate fair market value of cash and investment securities covered by such Liens does not at any time exceed the aggregate amount of the respective termination or liquidation payments that would be payable to such counterparties upon the occurrence of an event of default or other similar event as to which the Company or any of its Subsidiaries is the defaulting or affected party (subject to the application of any customary and reasonable collateral valuation discount percentages and minimum collateral transfer thresholds and timing provisions contained in the respective security and margin agreements).

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Pounds Sterling" means the lawful money of England.
           ---------------

          "Principal Financial Center" means, in the case of any Currency, the
           --------------------------
principal financial center of the country of issue of such Currency, as determined by the Administrative Agent.

          "property" or "properties" means any right or interest in or to
           --------      ----------
property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Public Debt Rating" means, as of any date, the lowest rating that has
           ------------------
been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured, non-credit enhanced debt issued by the Company. For purposes of the foregoing:

          (a) if no Public Debt Rating shall be available from either S&P or Moody's, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be;

          (b) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating;

          (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, provided that if the lower rating falls
                                      --------
     more than one level below the higher rating (or in any event if the higher split rating is Level 5), then the Applicable Margin and the Applicable Percentage shall be based on the rating set forth in the level under the definition of "Applicable Margin" or "Applicable Percentage" immediately
                    -----------------      ---------------------
     above the level for such lower rating; and

          (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

          "Purchase Money Lien" means any Lien on property, real or personal,
           -------------------
acquired or constructed by the Company or any Subsidiary of the Company after December 30, 1994:

          (i) to secure the purchase price of such property;

          (ii) that was existing on such property at the time of acquisition thereof by the Company or such Subsidiary and assumed in connection with such acquisition;

          (iii) to secure Indebtedness otherwise incurred to finance the acquisition or construction of such property (including, without limitation, Indebtedness incurred to finance the cost of acquisition or construction of such property within 24 months after such acquisition or the completion of such construction); or

          (iv) to secure any Indebtedness incurred in connection with any extension, refunding or refinancing of Indebtedness (whether or not secured and including Indebtedness under this Agreement) incurred, maintained or assumed in connection with, or otherwise related to, the acquisition or construction of such property;

provided in each case that (1) such Liens do not extend to or cover or otherwise
--------
encumber any property other than property acquired or constructed by the Company and its Subsidiaries after December 30, 1994, and (2) such Liens do not cover current assets of the Company or any of its Subsidiaries other than current assets that relate solely to other property subject to such Lien.

          "Quarterly Dates" means the last Business Day of each March, June,
           ---------------
September and December, commencing on the first such date to occur after the Effective Date.

          "Quoted Rate Swing Loan" has the meaning specified in Section 3.03(b).
           ----------------------

          "Reference Banks" means Citibank, BNS and Chase.
           ---------------

          "Register" has the meaning specified in Section 9.07(d).
           --------

          "Required Lenders" means Lenders having at least 51% of the aggregate
           ----------------
amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate Available Amount of all Letters of Credit
          ----
(provided that, for purposes hereof, neither any Borrower, nor any of its
 --------
Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Loans or Available Amount of Letters of Credit or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or Available Amount of Letters of Credit or the total Commitments). For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably according to the amounts of their respective Revolving Loan Notes.

          "Revolving Loan" means a Loan by a Lender to a Borrower as part of a
           --------------
Revolving Loan Borrowing and refers to a Base Rate Loan or a Eurocurrency Rate Loan, each of which shall be a "Type" of Revolving Loan.
                                ----

          "Revolving Loan Borrowing" means a borrowing consisting of
           ------------------------
simultaneous Revolving Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Revolving Loan Note" means a promissory note of a Borrower payable to
           -------------------
the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Loans made by such Lender to such Borrower.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc., or any successor by merger or consolidation to its business.

          "Screen" means:
           ------

          (i) in relation to LIBOR, Page 3750 of the Telerate Service of Bridge Information Services (or any successor or substitute page, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for the purposes of providing quotations of interest rates applicable to such Currency in the London interbank market); and

          (ii) in relation to EURIBOR, Page 248 of the Telerate Service of Bridge Information Services (or any successor or substitute page, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for the purposes of providing quotations of interest rates applicable to Euros within the member states of the European Union which are Participating Member States).

          "Self-Insurance Program" means the self-insurance program (including
           ----------------------
related self-funded insurance programs) established and maintained by the Company in the ordinary course of its business.

          "Significant Shareholder" means any Person that:
           -----------------------

          (i) is either a Marriott Family Member or on the date hereof possesses, directly or indirectly, and such possession has been publicly disclosed, the power to vote 5% or more of the outstanding shares of common stock of the Company,

          (ii) is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of a Person described in clause (i),

          (iii) is or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, or

          (iv) is (x) an employee benefit or stock ownership plan of the Company or (y) a grantor trust established for the funding, directly or indirectly, of the Company's employee benefit plans and programs.

          "Single Employer Plan" of any Person means a single employer plan, as
           --------------------
defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SLS Entity" means any of Marriott Senior Living Services, Inc. and
           ----------
Marriott Senior Living Services Investment 10, Inc. and each other Subsidiary of the Company that owns or operates a senior living services facility.

          "SPC" has the meaning specified in Section 9.07(a).
           ---

          "Standby Letter of Credit" means any Letter of Credit issued under the
           ------------------------
Letter of Credit Facility, other than a Trade Letter of Credit.

          "Subsidiary" of any Person means any corporation, partnership, limited
           ----------
liability company, joint venture, trust or estate of which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that so long as accounts of Avendra are
                             --------
not Consolidated, Avendra will not be treated as a Subsidiary of the Borrower or a Subsidiary of any Subsidiary of the Borrower for purposes of this Agreement.

          "Swap Transaction" means (a) any rate, basis, commodity, currency,
           ----------------
debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any investment management, master or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

          "Swing Loan" means a Loan made by (a) a Swing Loan Bank pursuant to
           ----------
Section 3.03 or (b) any Lender pursuant to Section 3.03.

          "Swing Loan Bank" means each of Citibank, First Union National Bank
           ---------------
and Bank One , NA or, as to any Swing Loan Bank such other Lender as shall, with the consent of such Swing Loan Bank, the Administrative Agent and the Company, have assumed the obligations of such Swing Loan Bank with respect to any or all of such Swing Loan Bank's Swing Loans (and its ability to make Swing Loans) hereunder, and each as set forth in Schedule IV opposite such Swing Loan Bank's Swing Loan limit amount.

          "Swing Loan Borrowing" means a borrowing consisting of a Swing Loan
           --------------------
made by a Swing Loan Bank.

          "Swing Loan Facility" means, as to any Swing Loan Bank, an aggregate
           -------------------
amount not to exceed at any time outstanding such aggregate amount as the Company may separately agree in writing with such Swing Loan Bank and, as to all Swing Loan Banks collectively, an aggregate amount not to exceed $150,000,000 at any time outstanding.

          "Swing Loan Rate" has the meaning specified in Section 3.03.
           ---------------

          "Swing Loan Reduction" has the meaning specified in Section 2.01.
           --------------------

          "Target Operating Day" means any day that is not (i) a Saturday or
           --------------------
Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (or any successor settlement system) is not scheduled to operate (as determined by the Administrative Agent).

          "Taxes" has the meaning specified in Section 2.12(a).
           -----

          "Termination Date" of any Lender means the date five (5) years after
           ----------------
the Effective Date (as the same may be extended or changed pursuant to Section 2.06(b), 2.15 or 9.07(a)(vi)) or, if earlier, the date of termination in whole of the Commitments pursuant to the second sentence of Section 2.06(a) or pursuant to Section 7.01.

          "Trade Letter of Credit" means any Letter of Credit that is issued
           ----------------------
under the Letter of Credit Facility for the benefit of a supplier to the Company or any of its Subsidiaries to effect payment to the supplier.

          "Treaty on European Union" means the Treaty of Rome of March 25, 1957,
           ------------------------
as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

          "Type" has the meaning specified in the definition of "Revolving
           ----
Loan".

          "UCC" has the meaning specified in Section 7.02(e)(ii).
           ---

          "Unused Commitments" means, at any time, the aggregate amount of the
           ------------------
Commitments then unused and outstanding after giving effect to the Competitive Bid Loan Reduction, the Swing Loan Reduction and the Letter of Credit Reduction.

          "Voting Stock" means capital stock issued by a corporation or
           ------------
equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such
           -----------------------
Person 100% of the Voting Stock of which (other than directors' qualifying shares or other shares held to satisfy legal or regulatory requirements) are directly or indirectly owned by such Person, or by one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

          "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle
           --------------------
E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the
                        ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically
                        ----------------
defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

          SECTION 2.01.  The Revolving Loans.
                         -------------------

          (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Company and any Designated Borrower in Dollars or (in the case of any Eurocurrency Rate Loan only) in any Alternate Currency from time to time on any Business Day during the period from the Effective Date until the Termination Date of such Lender in an aggregate amount as to all Borrowers not to exceed at any time outstanding the amount of such Lender's Commitment; provided that the aggregate amount of the Commitments of the
                 --------
     Lenders shall be deemed used from time to time to the extent of (i) the aggregate amount of Competitive Bid Loans then outstanding, (ii) the aggregate amount of Swing Loans then outstanding and (iii) the aggregate Available Amount of Letters of Credit and the aggregate amount of Letter of Credit Loans then outstanding, and such deemed uses of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments as in effect from time to time (such deemed uses of the aggregate amount of the Commitments with respect to (a) Competitive Bid Loans being a "Competitive Bid Loan Reduction", (b) Swing
                                    ------------------------------
     Loans being a "Swing Loan Reduction" and (c) the aggregate Available Amount
                    --------------------
     of Letters of Credit and Letter of Credit Loans being a "Letter of Credit
                                                              ----------------
     Reduction").
     ---------

          (b) Each Revolving Loan Borrowing shall be in an aggregate amount not less than $10,000,000 or, in the case of Eurocurrency Rate Loans denominated in an Alternate Currency, the Foreign Currency Equivalent thereof (or, if less, an aggregate amount equal to the lesser of (x) the difference between the aggregate amount of a proposed Competitive Bid Loan Borrowing requested by the Company and the aggregate amount of Competitive Bid Loans offered to be made by the Lenders and accepted by the Company in respect of such Competitive Bid Loan Borrowing, if such Competitive Bid Loan Borrowing is made on the same date as such Revolving Loan Borrowing and (y) the then remaining Unused Commitments of the Lenders participating in such Borrowing, as applicable) and (subject to Section 2.09(d)) shall consist of Revolving Loans of the same Type in the same Currency made on the same day by the Lenders ratably according to their respective Commitments.

          (c) Within the limits of each Lender's Commitment, each Borrower may from time to time borrow, repay pursuant to Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

          (d) For purposes of determining (i) whether the amount of any Borrowing, together with all other Loans then outstanding, would exceed the aggregate amount of the Commitments, and (ii) whether the aggregate outstanding principal amount of the Loans is such as to require prepayment under Section 2.07(e), the outstanding principal amount of any Loan that is denominated in an Alternate Currency shall be deemed to be the Dollar Equivalent of the Alternate Currency amount of such Loan.

          SECTION 2.02.  The Competitive Bid Loans.
                         -------------------------

          (a) The Company may request the making of Competitive Bid Loan Borrowings to any Borrower in Dollars or in any Alternate Currency from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Final Termination Date in the manner set forth in Section 3.02, provided that, following the making of each Competitive Bid Loan
           --------
     Borrowing, the aggregate amount of the Loans then outstanding and the aggregate Available Amount of the Letters of Credit then outstanding shall not exceed the lesser of (i) the Current Aggregate Commitment and (ii) the aggregate amount of the Commitments scheduled to be in effect on the scheduled maturity date of the Competitive Bid Loans to be made as part of such Borrowing.

          (b) Within the limits and on the conditions set forth in this Section 2.02, each Borrower may from time to time borrow under this Section 2.02, repay or prepay pursuant to subsection (c) below, and reborrow under this
     Section 2.02, provided that a Competitive Bid Loan Borrowing shall not be
                   --------
     made within three Business Days of the date of any other Competitive Bid Loan Borrowing.

          (c) Each Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan to such Borrower, or each other holder of a Competitive Bid Loan Note of such Borrower, on the maturity date of each Competitive Bid Loan made to such Borrower (such maturity date being that specified by the Company for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. Unless otherwise agreed by the relevant Lender in its sole discretion, no Borrower shall have the right to prepay any principal amount of any Competitive Bid Loan of such Lender except, and then only on the terms specified by the Company for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and set forth in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (d) Each Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan made to such Borrower from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to Section 3.02, payable on the interest payment date or dates specified by the Company for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02, as provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (e) The indebtedness of each Borrower resulting from each Competitive Bid Loan made to such Borrower as part of a Competitive Bid Loan Borrowing shall be evidenced by a separate Competitive Bid Loan Note of such Borrower payable to the order of the Lender making such Competitive Bid Loan.

          SECTION 2.03. The Swing Loans. The Company may request each
                        ---------------
Swing Loan Bank to make, and each Swing Loan Bank may from time to time, in its sole discretion, make, on the terms and conditions hereinafter set forth, Swing Loans to any Borrower in Dollars from time to time on any Business Day during the period from the date of the initial Borrowing until 60 days before the Final Termination Date in an aggregate amount as to all Borrowers not to exceed at any time outstanding the lesser of (i) the Swing Loan Facility and (ii) the then Unused Commitments of Lenders having Termination Dates falling on or after the proposed maturity date of such Swing Loan. Each Swing Loan Borrowing shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall bear interest at the Base Rate or at the Swing Loan Rate for such Loan as provided in Section 3.03. Within the limits of the Swing Loan Facility and the Unused Commitments as aforesaid, each Borrower may borrow under this Section 2.03, repay pursuant to Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.03.

          SECTION 2.04.  The Letters of Credit.
                         ---------------------

          (a) Prior to the date hereof, the Issuing Bank issued each of the Existing Letters of Credit under the terms of the Existing Credit Agreement. The Company and each other Borrower agree that effective on the Effective Date, all Existing Letters of Credit shall for all purposes be deemed to have been issued under this Agreement and shall be subject to the provisions hereof (including, without limitation, this Section 2.04 and Section 3.04).

          (b) (i) The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (such letters of credit, together with the Existing Letters of Credit, the "Letters of Credit") for
                                                        -----------------
     the account of the Company, or, at the direction of the Company, any of its Subsidiaries or any other Person, from time to time on any Business Day during the period from the Effective Date until 60 days before the Final Termination Date in an aggregate Available Amount for all Letters of Credit not to exceed at any time the lesser of (i) the Letter of Credit Facility and (ii) the Unused Commitments of Lenders having Termination Dates falling on or after the expiration date of such Letter of Credit. Each Letter of Credit shall be denominated in Dollars.

               (ii) No Letter of Credit shall have an expiration date (including all rights of the Company or other account party or the beneficiary to require renewal of, or to have automatically renewed, such Letter of Credit) later than 30 days before the Final Termination Date (as in effect on the date of issuance of the applicable Letter of Credit).

               (iii) Any Standby Letter of Credit may provide that it will be automatically renewed annually unless notice is given (1) by the Company to the Issuing Bank not less than five Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, that such Letter of Credit will not be renewed, or (2) by the Issuing Bank to the Company not less than thirty Business Days prior to the date of the automatic renewal of such Standby Letter of Credit, of its election not to renew such Letter of Credit; provided, however, that
                                                       --------  -------
          the Issuing Bank shall not give such a notice except (A) at any time during the continuance of any Default or (B) if any automatic renewal would extend a Letter of Credit expiration date to later than 30 days prior to the Final Termination Date. In either case in which such notice is given pursuant to the preceding sentence, such Letter of Credit will expire on the date it would otherwise have been automatically renewed, provided that the terms of such Letter of Credit may (y) require the
          --------
          Issuing Bank forthwith to give to the named beneficiary of such Letter of Credit notice of any notice given pursuant to the preceding sentence and (z) permit the beneficiary, upon receipt of the notice under clause (y), to draw under such Letter of Credit prior to the date such Letter of Credit would otherwise have been automatically renewed.

               (iv) Within the limits of the Letter of Credit Facility, and subject to the terms hereof, the Company may request the issuance of Letters of Credit under Section 3.04, repay or prepay before demand any Letter of Credit Loans resulting from drawings thereunder pursuant to Section 2.07(d) and request the issuance of additional Letters of Credit under Section 3.04.

          SECTION 2.05.  Fees.
                         ----

          (a) Facility Fees. The Company agrees to pay to the Administrative
              -------------
     Agent for the account of each Lender a facility fee on the average daily amount (whether used or unused) of such Lender's Commitment (computed without regard to any Competitive Bid Loan Reduction, any Swing Loan Reduction or any Letter of Credit Reduction) from the Effective Date (in the case of each Bank), and from the effective date specified in the Acceptance pursuant to which it became a Lender (in the case of each other Lender), until the Termination Date of such Lender, payable in arrears on each Quarterly Date during the term of such Lender's Commitment, and on the Termination Date of such Lender, at a rate per annum equal to the Applicable Percentage in effect from time to time.

          (b) Letter of Credit Compensation.
              -----------------------------

               (i) The Company agrees to pay to the Letter of Credit Agent for the account of each Lender a commission on such Lender's pro rata
                                                                   --- ----
          share of the average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time and (B) all Trade Letters of Credit outstanding from time to time, in each case at the Applicable Margin in effect from time to time for Eurocurrency Rate borrowings, payable in arrears quarterly on each Quarterly Date and on the Termination Date of such Lender, commencing on the first Quarterly Date after the date hereof.

               (ii) The Company agrees to pay to the Issuing Bank, for its own account, (x) a fronting fee with respect to each Letter of Credit issued by the Issuing Bank, payable quarterly in arrears on each Quarterly Date during which the Issuing Bank has acted in such capacity, and on the Final Termination Date (if the Issuing Bank acted in such capacity up to such date), in an amount equal to the product of

          0.125% per annum of the average daily Available Amount of such Letter of Credit multiplied by the actual number of days such Letter of Credit was outstanding in such period, divided by 365 or 366, as applicable, and (y) such customary fees and charges in connection with the issuance or administration of each Letter of Credit as may be agreed in writing between them from time to time.

          (c) Competitive Bid Loan Fee. The Company agrees to pay to the
              ------------------------
     Administrative Agent for its own account a fee in the amount of $2,500 for each request made by the Company for a Competitive Bid Loan Borrowing pursuant to Section 3.02.

          (d) Utilization Fees. The Company agrees to pay to the Administrative
              ----------------
     Agent for the account of each Lender a utilization fee on the amount of outstanding Loans of such Lender for each day that the aggregate outstanding principal amount of Loans shall exceed 25% of the aggregate amount of the Commitments at a rate per annum equal to the Applicable Percentage in effect from time to time, payable on each day on which interest is payable hereunder, and computed on the same basis as interest on each relevant Loan.

          (e) Other Fees. The Company agrees to pay to the Administrative Agent
              ----------
     and the Letter of Credit Agent for each of their respective accounts such fees as from time to time may be separately agreed between the Company and the applicable Person.

          SECTION 2.06.  Reductions and Increases of the Commitments.
                         -------------------------------------------

          (a) Commitment Reductions, Etc. The Commitment of each Lender shall be
              --------------------------
     automatically reduced to zero on the Termination Date of such Lender. In addition, the Company shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) the aggregate amount of the Commitments of the
              --------
     Lenders shall not be reduced pursuant to this sentence to an amount which is less than the aggregate principal amount of the Loans then outstanding and the aggregate Available Amount of the Letters of Credit then outstanding and (ii) each partial reduction shall be in an aggregate amount of at least $10,000,000. Each Commitment reduction pursuant to this Section 2.06(a) shall be permanent (subject, however, to the rights of the Company under Section 2.06(b)).

          (b) Optional Increases of the Commitments.
              -------------------------------------

          (i) Not more than twice in any calendar year, the Company may propose to increase the Current Aggregate Commitment by an aggregate amount of not less than $50,000,000 or an integral multiple of $5,000,000 in excess thereof (a "Proposed Aggregate Commitment Increase") in the manner set
                 --------------------------------------
     forth below, provided that:
                  --------

               (1) no Default shall have occurred and be continuing either as of the date on which the Company shall notify the Administrative Agent of its request to increase the aggregate Commitments or as of the related Increase Date (as hereinafter defined); and

               (2) after giving effect to any such increase, the aggregate amount of the Commitments shall not exceed $1,750,000,000.

          (ii) The Company may request an increase in the aggregate amount of the Commitments by delivering to the Administrative Agent a notice (an "Increase Notice"; the date of delivery thereof to the Administrative Agent
      ---------------
     being the "Increase Notice Date") specifying (1) the Proposed Aggregate
                --------------------
     Commitment Increase, (2) the proposed date (the "Increase Date") on which
                                                      -------------
     the Commitments would be so increased (which Increase Date may not be fewer than 30 nor more than 60 days after the Increase Notice Date) and (3) the New Lenders, if any, to whom the Company desires to offer the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase. The Administrative Agent shall in turn promptly notify each Lender of the Company's request by sending each Lender a copy of such notice.

          (iii) Not later than the date five days after the Increase Notice Date, the Administrative Agent shall notify each New Lender, if any, identified in the related Increase Notice of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each such New Lender may irrevocably commit to all or a portion of the Proposed Aggregate Commitment Increase (such New Lender's "Proposed New Commitment")
                                                       -----------------------
     by notifying the Administrative Agent (which shall give prompt notice thereof to the Company) before 11:00 A.M. (New York City time) on the date that is 10 days after the Increase Notice Date; provided that:
                                                     --------

               (1) the Proposed New Commitment of each New Lender shall be in an aggregate amount not less than $15,000,000; and

               (2) each New Lender that submits a Proposed New Commitment shall execute and deliver to the Administrative Agent (for its acceptance and recording in the Register) a New Commitment Acceptance in accordance with the provisions of Section 9.07 hereof, together with a processing and recordation fee of $2,500.

          (iv) If the aggregate Proposed New Commitments of all of the New Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Company otherwise requests) the Administrative Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each Lender of (x) the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not committed to by New Lenders pursuant to Section 2.06(b)(iii) and (y) the then-current Final Termination Date. Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to commit to all or a portion of such remainder (such Lender's "Proposed Increased Commitment") by notifying the Administrative
               -----------------------------
     Agent (which shall give prompt notice
     thereof to the Company) no later than 11:00 A.M. (New York City time) on the date five days before the Increase Date.

          (v) If the aggregate amount of Proposed New Commitments and Proposed Increased Commitments (such aggregate amount, the "Total Committed
                                                        ---------------
     Increase") equals or exceeds $50,000,000, then, subject to the conditions
     --------
     set forth in Section 2.06(b)(i):

               (1) effective on and as of the Increase Date, the Current Aggregate Commitment shall be increased by the Total Committed Increase (provided that the aggregate amount of the Commitments shall
                    --------
          in no event be increased pursuant to this Section 2.06(b) to more than $1,750,000,000) and shall be allocated among the New Lenders and the Lenders as provided in Section 2.06(b)(vi);

               (2) effective on and as of the Increase Date, the Termination Date of each New Lender that offers a Proposed New Commitment and of each Increasing Lender shall be changed to the Final Termination Date (notwithstanding any earlier Termination Date for such Lender which may then be in effect); and

               (3) on the Increase Date, if any Revolving Loans are then outstanding, the Borrowers shall borrow Revolving Loans from all or certain of the Lenders and/or (subject to compliance by the Company with Section 9.04(c)) prepay Revolving Loans of all or certain of the Lenders such that, after giving effect thereto, the Revolving Loans (including, without limitation, the Types, Currencies and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Commitments (subject, however, to Section 2.09(d)).
                       -------  -------
     If the Total Committed Increase is less than $50,000,000, then the Current Aggregate Commitment shall not be changed pursuant to this Section 2.06(b).

          (vi) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments as follows:

               (1) If the Total Committed Increase shall be at least $50,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then (x) the initial Commitment of each New Lender shall be such New Lender's Proposed New Commitment and (y) the Commitment of each Lender shall be increased by such Lender's Proposed Increased Commitment.

               (2) If the Total Committed Increase shall be greater than the Proposed Aggregate Commitment Increase, then the Total Committed Increase shall be allocated:

                   (x) first to New Lenders (to the extent of their respective
                       -----
               Proposed New Commitments) in such a manner as the Company and the Administrative Agent shall agree; and

                   (y) then to Lenders on a pro rata basis based on the ratio of
                       ----
               each Lender's Proposed Increased Commitment (if any) to the aggregate amount of the Proposed Increased Commitments of all of the Lenders.

          (vii) No increase in the Commitments contemplated hereby shall become effective until the Administrative Agent shall have received (x) Revolving Loan Notes payable by each of the Borrowers to each New Lender and each Increasing Lender, and (y) evidence satisfactory to the Administrative Agent (including an update of paragraphs 2 and 4 of the opinion of counsel provided pursuant to Section 4.01(a)(iv)) that such increases in the Commitments, and borrowings thereunder, have been duly authorized.

          SECTION 2.07.  Repayment.
                         ---------

          (a) Revolving Loans. Each Borrower shall repay the principal amount of
              ---------------
     each Revolving Loan made by each Lender to such Borrower, in the Currency of such Revolving Loan, and each Revolving Loan made by such Lender shall mature, on the last day of the Interest Period for such Revolving Loan.

          (b) Competitive Bid Loans. Each Borrower shall repay the principal
              ---------------------
     amount of each Competitive Bid Loan made by each Lender to such Borrower, in the Currency of such Loan, as provided in Section 2.02(c).

          (c) Swing Loans. Each Borrower shall repay to each Swing Loan Bank
              -----------
     (with notice to the Administrative Agent), and to the Administrative Agent for the account of each other Lender that has made a Swing Loan, the outstanding principal amount of each Swing Loan to such Borrower made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Loan Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date of such Lender.

          (d) Letter of Credit Loans. The Company shall repay to the Letter of
              ----------------------
     Credit Agent for the account of the Issuing Bank and each other Lender which has made a Letter of Credit Loan (including, without limitation, any Letter of Credit Loan arising out of payment of a Letter of Credit issued for the account of a Person other than the Company) the outstanding principal amount of each Letter of Credit Loan made by each of them on demand by the holder thereof (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) and, in any event, on the Final Termination Date (and, with respect to each Lender, on the Termination Date of such Lender). The Company may prepay any Letter of Credit Loan at any time. The Issuing Bank shall give notice to the Company of the making of any Letter of Credit Loan by the Issuing Bank and of the sale or assignment of any Letter of Credit Loan by it pursuant to

     Section 3.04(b), and each Lender shall give notice to the Company of any sale or assignment of any Letter of Credit Loan by it, in each case on the date on which such transaction takes place.

                  (e)  Certain Prepayments.
                       -------------------

                           (i) If at any time (1) the sum of (x) the aggregate
                  amount of all Loans (for which purpose the amount of any Loan that is denominated in an Alternate Currency shall be deemed to be the Dollar Equivalent thereof as of the date of determination) plus (y) the Available Amount of all Letters of
                                 ----
                  Credit exceeds (2) 103% of the then Current Aggregate Commitment, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (i), and the Company shall, within two Business Days of the date of such notice, prepay the Loans, or cause Loans to be prepaid, in an amount so that after giving effect thereto the aggregate outstanding principal amount of the Loans (determined as aforesaid) plus the Available Amount of all Letters of Credit does not exceed the aggregate amount of the Commitments; provided that any such payment shall be accompanied by any
                  --------
                  amounts payable under Section 9.04(c). The determinations of the Administrative Agent hereunder shall be conclusive and binding on the Company and the other Borrowers in the absence of manifest error.

                           (ii) In addition, if on the last day of any Interest
                  Period the aggregate outstanding principal amount of the Loans (after giving effect to any Loans being made to repay Loans maturing on that date) plus the Available Amount of all
                                         ----
                  Letters of Credit would exceed 100% of the aggregate amount of the Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (ii), and the Company shall, within two Business Days of the date of such notice, prepay the Loans, or cause Loans to be prepaid, or reduce the requested Loans in such amounts that after giving effect to such action the aggregate outstanding principal amount of the Loans (after giving effect to any Loans being made to repay Loans maturing on that date) plus the Available Amount of all Letters of Credit does not
                  ----
                  exceed the aggregate amount of the Commitments; provided that
                                                                  --------
                  any such payment shall be accompanied by any amounts payable under Section 9.04(c). The determinations of the Administrative Agent hereunder shall be conclusive and binding on the Company and the other Borrowers in the absence of manifest error.

                  SECTION 2.08.  Interest.
                                 --------

                  (a) Ordinary Interest. Each Borrower shall pay interest on the
                      -----------------
         unpaid principal amount of each Loan made by each Lender to such Borrower, in the Currency of such Loan, from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

                           (i) Base Rate Loans, Swing Loans and Letter of Credit
                               -------------------------------------------------
                  Loans. If such Loan is a Revolving Loan, a Swing Loan (other
                  -----
                  than a Quoted Rate Swing Loan) or a Letter of Credit Loan which bears interest at the Base Rate, a rate per annum equal at all times to the Base Rate in effect from time to time, payable on (A) each Quarterly Date while such Revolving Loan or Swing Loan is outstanding or (B) the last day of each month such Letter of Credit Loan is outstanding, and, in each case, on the date such Revolving Loan, Swing Loan or Letter of Credit Loan shall be paid in full.

                           (ii) Eurocurrency Rate Loans. If such Revolving Loan
                                -----------------------
                  is a Eurocurrency Rate Loan, a rate per annum equal at all times during each Interest Period for such Revolving Loan to the sum of the Eurocurrency Rate for such Interest Period plus
                                                                            ----
                  the Applicable Margin plus Mandatory Costs, payable on the
                                        ----
                  last day of such Interest Period and, if such Interest Period has a duration of more than three months, at three-month intervals following the first day of such Interest Period.

                  (b) Default Interest. Notwithstanding the foregoing, each
                      ----------------
         Borrower shall pay interest on (x) the unpaid principal amount of each Loan made by each Lender to such Borrower that is not paid when due, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on such Loan pursuant to said clause (a)(i) or (a)(ii) and (y) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above.

                  SECTION 2.09.  Interest Rate Determinations.
                                 ----------------------------

                  (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                  (b) The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a)(i) or (ii), and the applicable rate, if any, displayed on the relevant Screen or furnished by each Reference Bank, as the case may be, for the purpose of determining the applicable interest rate under Section 2.08(a)(ii).

                  (c) If prior to 10:00 A.M. (New York City time) on any date on which an interest rate is to be determined pursuant to (a) the proviso to the definition of clause (a) of "Eurocurrency Rate" relating to LIBOR Loans, the Administrative Agent receives notice from two or more of the Reference Banks that deposits in the relevant Currency are not being offered by such Reference Bank or Banks to prime banks in the London (or, in the case of Pounds Sterling, Paris) interbank market for the applicable Interest Period or in the applicable amounts or (b) the provision in the definition of clause (b) of "Eurocurrency Rate" relating to EURIBOR Loans, the Administrative Agent receives notice from two or more of the Reference Banks that deposits in the Euros are not being offered by such Reference Bank or Banks to prime banks in the European interbank market for the applicable Interest Period or in the applicable amounts, the Administrative Agent shall so notify the Company of such circumstances, whereupon the right of the Company to select Eurocurrency Rate Loans in such Currency for any requested Revolving Loan Borrowing or any subsequent Revolving Loan Borrowing shall be suspended until the first date on which the circumstances causing such suspension cease to exist. If the Company shall not, in turn, before 11:00 A.M. (New York City time) on such date notify the Administrative Agent that its Notice of Revolving Loan Borrowing with respect to which such Eurocurrency Rate was to be determined shall be converted to a Notice of Revolving Loan Borrowing for Eurocurrency Rate Loan in a different Currency or a Base Rate Loan, such Notice of Revolving Loan Borrowing shall be deemed to be canceled and of no force or effect, and Company shall not be liable to the Administrative Agent or any Lender with respect thereto except as set forth in Section 3.01(c). In the event of such a suspension, the Administrative Agent shall review the circumstances giving rise to such suspension at least weekly and shall notify the Company and the Lenders promptly of the end of such suspension, and thereafter the Borrowers shall be entitled, on the terms and subject to the conditions set forth herein, to borrow Eurocurrency Rate Loans in such Currency.

                  (d) Notwithstanding anything in this Agreement to the contrary, no Lender whose Termination Date falls prior to the last day of any Interest Period for any Eurocurrency Rate Loan (a "Relevant
                                                                   --------
         Lender") shall participate in such Loan. Without limiting the
         ------
         generality of the foregoing, no Relevant Lender shall (i) participate in a Borrowing of any Eurocurrency Rate Loan having an initial Interest Period ending after such Lender's Termination Date, (ii) have any outstanding Eurocurrency Rate Loan continued for a subsequent Interest Period if such subsequent Interest Period would end after such Lender's Termination Date or (iii) have any outstanding Base Rate Loan Converted into a Eurocurrency Rate Loan if such Eurocurrency Rate Loan would have an initial Interest Period ending after such Lender's Termination Date. If any Relevant Lender has outstanding a Eurocurrency Rate Loan that cannot be continued for a subsequent Interest Period pursuant to clause
         (ii) above or has outstanding a Base Rate Loan that cannot be Converted into a Eurocurrency Rate Loan pursuant to clause (iii) above, such Lender's ratable share of such Eurocurrency Rate Loan (in the case of said clause (ii)) shall be repaid by the relevant Borrower on the last day of its then current Interest Period and such Lender's ratable share of such Base Rate Loan (in the case of said clause (iii)) shall be repaid by the relevant Borrower on the day on which the Loans of Lenders unaffected by said clause (iii) are so Converted. Subject to the terms and conditions of this Agreement, the Borrowers may fund the repayment of the Relevant Lenders' ratable shares of such Eurocurrency Rate Loans and Base Rate Loans by borrowing from Lenders hereunder that are not Relevant Lenders.

                  SECTION 2.10.  Prepayments.
                                 -----------

                  (a) The Borrowers shall have no right to prepay any principal amount of any Revolving Loan or Swing Loan other than as provided in subsection (b) below.

                  (b) Each Borrower may, (i) upon at least the number of Business Days' prior notice specified in the first sentence of Section 3.01(a) with respect to any Revolving Loan of the same Type, or (ii) upon notice by no later than 11:00 A.M. (New York City time) on the date of prepayment of any Swing Loan, in either case given to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Loans made to such Borrower comprising part of the same Revolving Loan Borrowing or Swing Loan Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be
                  --------  -------
         in an aggregate principal amount not less than $10,000,000 (or $5,000,000 in the case of Swing Loans) or an integral multiple of $1,000,000 in excess thereof (or the Foreign Currency Equivalent of such respective amounts) and (y) if any prepayment of any Eurocurrency Rate Loans shall be made on a date which is not the last day of an Interest Period for such Loans (or on a date which is not the maturity date of such Swing Loans), such Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c) so long as such Lender makes written demand upon such Borrower therefor (with a copy of such demand to the Administrative Agent) within 20 Business Days after such prepayment.

                  (c) Upon the occurrence of a Change of Control, if so requested in writing by the Required Lenders through the Administrative Agent within sixty (60) days after the Company notifies the Administrative Agent of the occurrence of such Change of Control, (i) the Company shall, on a day not later than five Business Days after the date of such request, prepay and/or cause to be prepaid the full principal of and interest on the Loans and the Notes and all other amounts whatsoever payable under this Agreement (including without limitation amounts payable under Section 9.04(c) as a result of such prepayment) and provide cash collateral for all outstanding Letters of Credit as provided in Section 7.02 (as if an Event of Default had occurred and were continuing) and (ii) the Commitments shall, on the date of such request, forthwith terminate.

                  (d) If (i) the obligations of the Company under Article X with respect to any outstanding Guaranteed Obligations owing by any Designated Borrower (herein, the "Affected Borrower") shall for any
                                           -----------------
         reason (x) be terminated, (y) cease to be in full force and effect or
         (z) not be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and (ii) such condition continues unremedied for 15 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender, then the Affected Borrower shall, no later than the 15th day after the date of such notice, prepay (and the Company shall cause to be prepaid) the full principal of and interest on the Loans owing by, and the Notes payable by, such Affected Borrower and all other amounts whatsoever payable hereunder by such Affected Borrower (including, without limitation, all amounts payable under Section 9.04(c) as a result of such prepayment).

                  SECTION 2.11.  Payments and Computations.
                                 -------------------------

                  (a) (i) Except to the extent otherwise provided herein, all payments of principal of and interest on Loans made in Dollars, and all other amounts (other than the principal of and interest on any Loan denominated in an Alternate Currency) payable by a Borrower under this Agreement and the Notes, shall be made in Dollars, and all payments of principal of and interest on Loans denominated in an Alternate Currency shall (subject to Section 2.11(e)) be made in such Alternate Currency, in each case in immediately available funds, without deduction, setoff or counterclaim, to the Administrative Agent's Account for the relevant Currency, not later than 11:00 A.M. (New York City time) (in the case of Loans denominated in Dollars and other amounts payable in Dollars) or 11:00 A.M. Local Time in the location of the Administrative Agent's Account (in the case of Loans denominated in an Alternate Currency), on the day when due, provided that if a
                                                            --------
                  new Loan is to be made by any Lender to any Borrower on a date on which such Borrower is to repay any principal of an outstanding Loan of such Lender in the same Currency, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Article III or paid by such Borrower to the Administrative Agent pursuant to this
                  Section 2.11, as the case may be.

                           (ii) The Administrative Agent will promptly
                  thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02, 2.09(d), 2.12, 2.15(c) or 3.05) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                           (iii) Upon its acceptance of an Acceptance and
                  recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Acceptance the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned or assumed thereby to the Lender assignee or New Lender thereunder (as the case may be). The parties to each Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate and of facility fees and letter of credit commission shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, and all computations of utilization fees shall be as specified in Section 2.05(d), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee or letter of credit commission, as the case may be; provided, however, if such extension would cause payment of
             --------  -------
         interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (e) Anything in Sections 2.07 or 2.08 to the contrary notwithstanding, and without prejudice to Sections 2.08(b) or 7.01(a), if any Borrower shall fail to pay any principal or interest denominated in an Alternate Currency within one Business Day after the due date therefor in the case of principal and three Business Days after the due date therefor in the case of interest (without giving effect to any acceleration of maturity under Article VII), the amount so in default shall automatically be redenominated in Dollars on the day one Business Day after the due date therefor in the case of a principal payment and three Business Days after the due date therefor in the case of an interest payment in an amount equal to the Dollar Equivalent of such principal or interest.

                  SECTION 2.12.  Taxes.
                                 -----

                  (a) Any and all payments by each Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each
                                           ---------
         Lender, the Issuing Bank and each Agent, taxes imposed on or measured by its net income (including alternative minimum taxable income), and franchise taxes imposed on it, by any jurisdiction under the laws of which such Person is organized or in which such Person is resident or doing business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any
                                                           -----
         Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any such Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other
                                                                        -----
         Taxes").
         -----

                  (c) Each Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid in good faith by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that (i) no Borrower shall be
                           --------  -------
         liable to any Person for any liability arising from or with respect to Taxes or Other Taxes, which results from the gross negligence or willful misconduct of the Administrative Agent or such Lender, (ii) so long as no Event of Default has occurred and is continuing, the Administrative Agent or such Lender, as applicable, shall use its reasonable best efforts to cooperate with each Borrower in contesting any Taxes or Other Taxes which such Borrower reasonably deems to be not correctly or legally asserted or otherwise not due and owing and (iii) no Borrower shall be liable to the Administrative Agent or such Lender (as the case may be) for any such liability arising prior to the date 120 days prior to the date on which such Person first makes written demand upon such Borrower for indemnification therefor. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by a Borrower, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

                  (e)(i) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank and on the date of the Acceptance pursuant to which it becomes a Lender in the case of each other Lender, on or before the date that such form expires or becomes obsolete or after the occurrence of any event within the control of such Lender (including a change in Applicable Lending Office but not including a change in law) requiring a change in the most recent form so delivered by it, and from time to time thereafter if requested in writing by the Company (but only so long thereafter as such Lender remains lawfully able to do
                  so), shall provide the Company with either Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying in the case of form W-8BEN that such Lender is either (i) entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or (ii) is a Portfolio Interest Eligible Non-Bank or certifying in the case of form W-8ECI that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero (or if such Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty and the payments are not effectively connected income), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide such a form) shall be considered excluded from "Taxes" as defined in Section 2.12(a) unless and until such Lender provides the appropriate form certifying that a zero rate applies, whereupon withholding tax at such zero rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the
                                --------  -------
                 Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was in compliance with the provisions of Section 9.07(h) and was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall
                                                             -----
                  include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this Section 2.12(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the relevant Lender considers to be confidential, such Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information. For purposes of this paragraph (e) the term "Portfolio Interest Eligible Non-Bank"
                                          ------------------------------------
                  means a Lender that certifies in form and substance reasonably satisfactory to the Borrower that (i) it is not a bank within the meaning of Code section 881(c)(3)(A), (ii) it is not a 10% shareholder of the Borrower within the meaning of Code section 881(c)(3)(B) and (iii) it is not a controlled foreign corporation related to the Borrower within the meaning of Code section 881(c)(3)(C).

                           (ii) In addition, upon the reasonable request of the
                  Company (through the Administrative Agent) on behalf of any Borrower that is not a U.S. Borrower, each Lender will use all reasonable efforts to provide to such Borrower (if it can do so without material cost to such Lender) such forms or other documentation as may be requested by such Borrower in order to cause interest on Loans to such Borrower, to the fullest extent permitted by applicable law, to be subject to a reduced rate of withholding under the laws of the jurisdiction of organization of such Borrower; and if any such form or document requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof, that the relevant Lender considers to be confidential, such Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Person that is required pursuant to Section 2.12(e) to provide a Borrower with any documentation described therein but has failed to provide a Borrower with such documentation or notice that it cannot provide such form or other documentation (other than if such failure is due to a change in
                              ----------
         law occurring subsequent to the date on which a form or other documentation originally was required to be provided, or if such form or other documentation otherwise is not required under the first sentence of subsection (e) above), such Person shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes; provided,
                                                                      --------
         however, that should a Lender become subject to Taxes because of its
         -------
         failure to deliver a form or other documentation required hereunder, the relevant Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (h) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form or other documentation as may be required under Section 2.12(e) thereafter ceases to qualify for complete exemption from withholding tax, such Lender may assign its interest under this Agreement to any Eligible Assignee and such assignee shall be entitled to the same benefits under this Section 2.12 as the assignor provided that the rate of withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

                  (i) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes and the termination of the Commitments.

                  (j) If a Borrower is required to pay any Lender any Taxes under Section 2.12(c), such Lender shall be an "Affected Person", and
                                                         ---------------
         the Company shall have the rights set forth in Section 3.08 to replace such Affected Person.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender shall
                                ------------------------
obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by it (other than pursuant to Section 2.09(d), 2.12, 2.15(c), 3.05, 3.08 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that, if all or any portion of such excess payment is
--------  -------
thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.14.  Conversion of Revolving Loans.
                                 -----------------------------

                  (a) Optional. Each Borrower may on any Business Day, upon
                      --------
         notice given to the Administrative Agent not later than 12:00 noon (New York City time) on (x) the third (or the fourth, in the case of Eurocurrency Rate Loans denominated in an Alternate Currency) Business Day prior to the date of the proposed Conversion into Eurocurrency Rate Loans and (y) the first Business Day prior to the date of the proposed Conversion into Base Rate Loans, and, in each case, subject to the provisions of Section 3.05, Convert all or any portion of the Revolving Loans of one Type in the same Currency comprising the same Revolving Loan Borrowing into Revolving Loans of the other Type in the same Currency; provided, however, that any Conversion of Eurocurrency Rate
                   --------  -------

         Loans into Base Rate Loans shall be made only on the last day of an Interest Period for such Eurocurrency Rate Loans and any Conversion of Base Rate Loans into Eurocurrency Rate Loans shall be in an amount not less than the minimum amount specified in Section 3.01(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Loans to be Converted and (iii) if such Conversion is into Eurocurrency Rate Loans, the duration of the initial Interest Period for such Revolving Loans. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

                  (b) Mandatory. If the Company shall fail to select the
                      ---------
         duration of any Interest Period for any Eurocurrency Rate Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Company and the Lenders, whereupon each such Eurocurrency Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

                  (c) Conversions Generally. Each Borrower and the Lenders
                      ---------------------
         hereby acknowledge that Conversions pursuant to this Section 2.14 do not constitute Borrowings and, accordingly, do not result in the remaking of any of the Company's representations and warranties pursuant to Section 4.02 or Section 4.03.

                  SECTION 2.15.  Extension of Termination Date.
                                 -----------------------------

                  (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 60 days prior to each anniversary (each such anniversary, an "Anniversary Date") of the Effective Date, request that each Lender
          ----------------
         extend such Lender's Termination Date to the date (the "New Termination
                                                                 ---------------
         Date") that is one year after the then Final Termination Date. Each
         ----
         Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given no later than the date (the "Consent Date")
                                                                 ------------
         that is the earlier of (i) 15 days after the date of the notice referred to in the preceding sentence and (ii) 30 days prior to the Anniversary Date (provided that, if such earlier date is not a Business
                           --------
         Day, the Consent Date shall be the next succeeding Business Day), advise the Administrative Agent as to:

                           (1) whether or not such Lender agrees to such
                  extension of its Termination Date (each Lender so agreeing to such extension being an "Extending Lender"); and
                                           ----------------

                           (2) only if such Lender is an Extending Lender,
                  whether or not such Lender also irrevocably offers to increase the amount of its Commitment (each Lender so offering to increase its Commitment being an "Increasing Lender" as well
                                                    -----------------
                  as an Extending Lender) and, if so, the amount of the additional Commitment such Lender so irrevocably offers to assume hereunder (such Lender's "Proposed Additional
                                                   -------------------
                  Commitment").
                  ----------

         Each Lender that determines not to extend its Termination Date (a "Non-Extending Lender") shall notify the Administrative Agent (which
          --------------------
         shall notify the Lenders) of such fact promptly after such determination but in any event no later than the Consent Date, and any Lender that does not advise the Administrative Agent in writing on or before the Consent Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Administrative Agent shall notify the Company of each Lender's determination under this Section 2.15(a) no later than the date 25 days prior to the Anniversary Date (or, if such date is not a Business Day, on the next preceding Business
         Day).

                  (b) (i) If all of the Lenders are Extending Lenders, then, effective as of the Consent Date, the Termination Date of each Lender shall be extended to the New Termination Date, and the respective Commitments of the Lenders will not be subject to change at such Consent Date pursuant to this Section 2.15.

                           (ii) If and only if the sum of (x) the aggregate
                  amount of the Commitments of the Extending Lenders plus (y) the aggregate amount of the Proposed Additional Commitments of the Increasing Lenders (such sum, the "Extending Commitments")
                                                         ---------------------
                  shall be equal to at least 80% of the then Current Aggregate Commitment, then:

                                    (1) effective as of the Consent Date, the
                           Termination Date of each Extending Lender shall be extended to the New Termination Date; and

                                    (2) the Company shall (so long as no Default
                           shall have occurred and be continuing) have the right, but not the obligation, to take either of the following actions with respect to each Non-Extending Lender during the period commencing on the Consent Date and ending on the immediately succeeding Anniversary Date:

                                            (X) the Company may elect by notice
                                    to the Administrative Agent and such
                                    Non-Extending Lender that the Termination
                                    Date of such Non-Extending Lender be changed to a date (which date shall be specified in such notice) on or prior to the Anniversary Date (and, upon the giving of such notice, the Termination Date of such Non-Extending Lender shall be so changed); or

                                            (Y) the Company may replace such
                                    Non-Extending Lender as a party to this
                                    Agreement in accordance with Section
                                    2.15(c).

                           (iii) If neither of the conditions specified in
                  clause (i) or clause (ii) of this Section 2.15(b) is satisfied, then neither the Termination Date nor the Commitment of any Lender will change pursuant to this Section
                  2.15 on such

                  Consent Date, and the Company will not have the right to take any of the actions specified in Section 2.15(b)(ii)(2).

                  (c) Replacement by the Company of Non-Extending Lenders pursuant to Section 2.15(b)(ii)(2)(Y) shall be effected as follows (certain terms being used in this Section 2.15(c) having the meanings assigned to them in Section 2.15(d)) on the relevant Assignment Date:

                           (1) the Assignors shall severally assign and transfer
                  to the Assignees, and the Assignees shall severally purchase and assume from the Assignors, all of the Assignors' rights and obligations (including, without limitation, the Assignors' respective Commitments) hereunder and under the Notes;

                           (2) each Assignee shall pay to the Administrative
                  Agent, for account of the Assignors, an amount equal to such Assignee's Share of the aggregate outstanding principal amount of the Loans then held by the Assignors;

                           (3) the Company shall pay to the Administrative
                  Agent, for account of the Assignors, all interest, fees and other amounts (other than principal of outstanding Loans) then due and owing to the Assignors by the Company hereunder (including, without limitation, payments due such Assignors, if any, under Sections 2.12, 3.05 and 9.04(c)); and

                           (4) the Company shall pay to the Administrative Agent
                  for account of the Administrative Agent the $2,500 processing and recordation fee for each assignment effected pursuant to this Section 2.15(c).

         The assignments provided for in this Section 2.15(c) shall be effected on the relevant Assignment Date in accordance with Section 9.07 and pursuant to one or more Assignments and Acceptances. After giving effect to such assignments, each Assignee shall have a Commitment hereunder (which, if such Assignee was a Lender hereunder immediately prior to giving effect to such assignment, shall be in addition to such Assignee's existing Commitment) in an amount equal to the amount of its Assumed Commitment.

                  (d) For purposes of this Section 2.15 the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                           "Assigned Commitments" means the Commitments of
                            --------------------
                  Non-Extending Lenders to be replaced pursuant to Section 2.15(b)(ii)(2)(Y).

                           "Assignees" means, at any time, Increasing Lenders
                            ---------
                  and, if the Assigned Commitments exceed the aggregate amount of the Proposed Additional Commitments, one or more New Lenders.

                           "Assignment Date" means the Anniversary Date or such
                            ---------------
                  earlier date as shall be acceptable to the Company, the relevant Assignors, the relevant Assignees and the Administrative Agent.

                           "Assignors" means, at any time, the Lenders to be
                            ---------
                  replaced by the Company pursuant to Section 2.15(b)(ii)(2)(Y).

                           The "Assumed Commitment" of each Assignee shall be
                                ------------------
                  determined as follows:

                                    (a) If the aggregate amount of the Proposed
                           Additional Commitments of all of the Increasing Lenders shall exceed the aggregate amount of the Assigned Commitments, then (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to (x) the aggregate amount of the Assigned Commitments multiplied by (y) a fraction, the
                                       ---------- --
                           numerator of which is equal to such Increasing Lender's Commitment as then in effect and the denominator of which is the aggregate amount of the Commitments of all Increasing Lenders as then in effect; and (ii) no New Lender shall be entitled to become a Lender hereunder pursuant to Section 2.15(c) (and, accordingly, each New Lender shall have an Assumed Commitment of zero).

                                    (b) If the aggregate amount of the Proposed
                           Additional Commitments of all of the Increasing Lenders shall be less than or equal to the aggregate amount of the Assigned Commitments, then: (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to such Increasing Lender's Proposed Additional Commitment; and (ii) the excess, if any, of the aggregate amount of the Assigned Commitments over the aggregate amount of the Proposed
                                       ----
                           Additional Commitments shall be allocated among New Lenders in such a manner as the Company and the Administrative Agent may agree.

                           "Share" means, as to any Assignee, a fraction the
                            -----
                  numerator of which is equal to such Assignee's Assumed Commitment and the denominator of which is the aggregate amount of the Assumed Commitments of all the Assignees.

                  SECTION 2.16.  Borrowings by Designated Borrowers.
                                 ----------------------------------

                  (a) The Company may, at any time or from time to time, designate one or more Wholly-Owned Subsidiaries as Borrowers hereunder by furnishing to the Administrative Agent a letter (a "Designation
                                                                -----------
         Letter") in duplicate, in substantially the form of Exhibit F-1, duly
         ------
         completed and executed by the Company and such Subsidiary. Upon any such designation of a Subsidiary, such Subsidiary shall be a Designated Borrower and a Borrower entitled to borrow Revolving Loans and Competitive Bid Loans on and subject to the terms and conditions of this Agreement.

                  (b) So long as all principal of and interest on all Loans made to any Designated Borrower have been paid in full, the Company may terminate the status of such Borrower as a Borrower hereunder by furnishing to the Administrative Agent a letter (a "Termination
                                                             -----------
         Letter") in substantially the form of Exhibit F-2, duly completed and
         ------
         executed by the Company. Any Termination Letter furnished hereunder shall be effective upon receipt by the Administrative Agent, which shall promptly notify the Lenders, whereupon the Lenders shall promptly deliver to the Company (through the Administrative Agent) the Notes, if any, of such former Borrower. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Borrower shall not terminate (i) any obligation of such Borrower that remains unpaid at the time of such delivery (including without limitation any obligation arising thereafter in respect of such Borrower under Section 2.12 or 3.05) or (ii) the obligations of the Company under Article X with respect to any such unpaid obligations.


                                   ARTICLE III

                        MAKING THE LOANS AND ISSUING THE
                                LETTERS OF CREDIT

                  SECTION 3.01.  Making the Revolving Loans.
                                 --------------------------

                  (a) Each Revolving Loan Borrowing shall be made on notice, given not later than (x) 12:00 noon (New York City time, or, in the case of a Borrowing in an Alternate Currency, London time) on the third (or, in the case of a Borrowing to be denominated in an Alternate Currency, fourth) Business Day prior to the date of a Eurocurrency Rate Loan Borrowing, and (y) 11:00 A.M. (New York City time) on the day of a Base Rate Loan Borrowing, by the Company (on its own behalf and on behalf of any Designated Borrower) to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Revolving Loan Borrowing (a "Notice of
                                                                   ---------
         Revolving Loan Borrowing") shall be made in writing, or orally and
         ------------------------
         confirmed immediately in writing, by telecopier, telex or cable, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Loan Borrowing (which shall be a Business Day), (ii) Currency and Type of Revolving Loan comprising such Revolving Loan Borrowing, (iii) aggregate amount of such Revolving Loan Borrowing, (iv) in the case of a Revolving Loan Borrowing comprised of Eurocurrency Rate Loans, the Interest Period for each such Revolving Loan and (v) the name of the Borrower (which shall be the Company or a Designated Borrower). Each Lender shall (A) before 11:00 A.M. Local Time on the date of such Borrowing (in the case of a Eurocurrency Rate Loan Borrowing) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Base Rate Loan Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account for the relevant Currency in same day funds, such

         Lender's ratable portion of such Revolving Loan Borrowing; provided
                                                                    --------
         that, with respect to Borrowings of Eurocurrency Rate Loans, no Lender having a Termination Date prior to the last day of the initial Interest Period for such Eurocurrency Rate Loans shall participate in such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the relevant Borrower in such manner as the Administrative Agent and the Company may agree; provided, however, that the Administrative Agent shall first
                --------  -------
         make a portion of such funds equal to the aggregate principal amount of any Swing Loan and Letter of Credit Loans as to which a Borrower has received timely notice made by the Swing Loan Bank or the Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Revolving Loan Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Loan Bank or the Issuing Bank, as the case may be, and such other Lenders for repayment of such Swing Loans and Letter of Credit Loans.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, the Company may not select Eurocurrency Rate Loans for any Revolving Loan Borrowing if the aggregate amount of such Revolving Loan Borrowing is less than $10,000,000 or the Foreign Currency Equivalent thereof.

                  (c) Subject to Sections 2.09(c) and 3.06, each Notice of Revolving Loan Borrowing shall be irrevocable and binding on the Company and the relevant Borrower. In the case of any Revolving Loan Borrowing by a Borrower which the related Notice of Revolving Loan Borrowing specifies is to be comprised of Eurocurrency Rate Loans, such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Loan Borrowing for such Revolving Loan Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Revolving Loan Borrowing when such Revolving Loan, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the time any Revolving Loan Borrowing is required to be made that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Loan Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with subsection (a) of this Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Loans comprising such Revolving Loan Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, provided that such Borrower
                                              --------
         retains its rights against such Lender with respect to any damages it may incur as a result of such Lender's failure to fund, and notwithstanding anything herein to the contrary, in no event shall such Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Loan as part of such Revolving Loan Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Revolving Loan to be made by it as part of any Revolving Loan Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Revolving Loan Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Revolving Loan Borrowing.

                  SECTION 3.02.  Making the Competitive Bid Loans.
                                 --------------------------------

                  (a) The Company (on its own behalf and on behalf of any Designated Borrower) may request a Competitive Bid Loan Borrowing under this Section 3.02 by delivering to the Administrative Agent a notice (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) of a Competitive Bid Loan Borrowing (a "Notice of Competitive Bid Loan Borrowing"), in substantially the form
          ----------------------------------------
         of Exhibit B-2 hereto, specifying the date (which shall be a Business
         Day) and aggregate amount of the proposed Competitive Bid Loan Borrowing, the Currency thereof, the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date may not be later than 180 days or six months, as applicable, after the date of such Competitive Bid Loan Borrowing (or, if earlier, the Final Termination Date)), the interest payment date or dates relating thereto, the name of the Borrower (which shall be the Company or a Designated Borrower), and any other terms to be applicable to such Competitive Bid Loan Borrowing, not later than
         (i) 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time at least one Business Day prior to the date of the proposed Competitive Bid Loan Borrowing, if the Company shall specify in the Notice of Competitive Bid Loan Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (ii) 12:00 noon New York (or, in the case of a Borrowing in an Alternate Currency, London) time at least four Business Days prior to the date of the proposed Competitive Bid Loan Borrowing, if the Company shall instead specify in the Notice of Competitive Bid Loan Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Loan Borrowing received by it from the Company by sending such Lender a copy of the related Notice of Competitive Bid Loan Borrowing.

                  (b) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to a Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Company), before 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time (i) on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (a) above, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which amounts may, subject to the proviso to the first sentence of
         Section 2.02(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Loan; provided that if the
                                               --------
         Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 9:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Lender
                                         --------
         to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Loan Borrowing.

                  (c) The Company shall, in turn, (i) before 11:30 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) before 1:00 P.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (b) above, either:

                        (A) cancel such Competitive Bid Loan Borrowing by giving
                  the Administrative Agent notice to that effect, or

                        (B) accept one or more of the offers made by any Lender
                  or Lenders pursuant to paragraph (b) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (b) above) to be made by each Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (b) above by giving the Administrative Agent notice to that effect.

                  (d) If the Company notifies the Administrative Agent that such Competitive Bid Loan Borrowing is canceled pursuant to paragraph (c)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Loan Borrowing shall not be made.

                  (e) If the Company accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (c)(B) above, the Administrative Agent shall in turn promptly notify (i) each Lender that has made an offer as described in paragraph (b) above, of the date and aggregate amount of such Competitive Bid Loan Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (b) above have been accepted by the Company, (ii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Loan Borrowing, and (iii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article IV. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing shall, before 1:00 P.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date of such Competitive Bid Loan Borrowing specified in the notice received from the Administrative Agent pursuant to clause (i) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (iii) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account for the relevant Currency such Lender's portion of such Competitive Bid Loan Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the relevant Borrower at the Administrative Agent's aforesaid address. Promptly after each Competitive Bid Loan Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Loan Borrowing, the consequent Competitive Bid Loan Reduction and the dates upon which such Competitive Bid Loan Reduction commenced and will terminate.

                  (f) Following the making of each Competitive Bid Loan Borrowing, the Company shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.02(a).

                  (g) Notwithstanding anything to the contrary in Section 2.02 or in the foregoing provisions of this Section 3.02, no Lender whose Termination Date occurs prior to the maturity date for any Competitive Bid Loan requested in a Notice of Competitive Bid Loan Borrowing shall be entitled to receive or to make a quote pursuant to such Notice of Competitive Bid Loan Borrowing or otherwise to participate in such Competitive Bid Loan Borrowing.

                  SECTION 3.03.  Making the Swing Loans, Etc.
                                 ----------------------------

                  (a) The Company (on its own behalf and on behalf of any Designated Borrower) may request a Swing Loan Borrowing from a Swing Loan Bank under this Section 3.03 by delivering to the Administrative Agent and such Swing Loan Bank, no later than 2:00 P.M. (New York City time) on the date of the proposed Swing Loan Borrowing, a notice of a Swing Loan Borrowing (a "Notice of Swing Loan Borrowing"), which shall
                                  ------------------------------
         be made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable, and shall specify therein (i) the Borrower (which shall be the Company or a Designated Borrower), (ii) the requested Swing Loan Bank, (iii) the date of such Borrowing (which shall be a Business Day), (iv) the amount of such Borrowing, (v) the maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and (vi) the account of the relevant Borrower to which the proceeds of such Borrowing are to be made available.

                  (b) The relevant Swing Loan Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make such Swing Loan to the relevant Borrower by telephonic notice, such notice specifying whether such Swing Loan will bear interest (i) at the rate of interest specified in Section 2.08(a)(i) (such Swing Loan, a "Base
                                                                          ----
         Rate Swing Loan") or (ii) at a different rate of interest specified in
         ---------------
         such notice by such Swing Loan Bank in its sole discretion (such Swing Loan, a "Quoted Rate Swing Loan"). If such Swing Loan Bank shall elect
                  ----------------------
         not to make such an offer, such Swing Loan Bank shall so notify the Administrative Agent and the Company; provided that the failure by such
                                               --------
         Swing Loan Bank to give such notice shall not cause such Swing Loan Bank to be obligated to make such Swing Loan.

                  (c) If such Swing Loan Bank shall have offered to make a Swing Loan as provided in paragraph (b) above, the Company shall, in turn, before the earlier of one hour after its receipt of such offer and 2:30 P.M. (New York City time) on the date of the proposed Swing Loan Borrowing either (A) cancel such Swing Loan Borrowing or (B) accept such offer, in each case by giving notice to such effect to the Administrative Agent and such Swing Loan Bank.

                  (d) If the Company cancels such Swing Loan Borrowing pursuant to paragraph (c)(A) above, such Swing Loan Borrowing shall not be made. If the Company accepts such offer pursuant to paragraph (c)(B) above, the relevant Swing Loan Bank will (subject to the applicable conditions set forth in Article IV) make the amount of such Swing Loan available to the relevant Borrower at the account specified in the relevant Notice of Swing Loan Borrowing. In the case of any Borrowing of Quoted Rate Swing Loans, the Company shall indemnify the relevant Swing Loan Bank against any loss, cost or expense incurred by such Swing Loan Bank as a result of any failure to fulfill on or before the date of such Swing Loan the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Swing Loan Bank to fund the Quoted Rate Swing Loan to be made by such Swing Loan Bank as part of such Borrowing when such Quoted Rate Swing Loan, as a result of such failure, is not made on such date.

                  (e) If the Company accepts an offer by a Swing Loan Bank for a Quoted Rate Swing Loan as provided above, such Swing Loan Bank will provide the Company and the Administrative Agent with written confirmation (a "Swing Loan Rate Confirmation") of the agreed interest
                          ----------------------------
         rate (the "Swing Loan Rate") for such Quoted Rate Swing Loan by the
                    ---------------
         Business Day next succeeding the date on which the related Notice of Swing Loan Borrowing was given, and the rate specified in such Swing Loan Rate Confirmation shall for all purposes be the interest rate payable in respect of such Quoted Rate Swing Loan notwithstanding any disagreement by the Company with the contents of such written confirmation.

                  (f) Upon demand by a Swing Loan Bank through the Administrative Agent, each other Lender having a Termination Date on or after the scheduled maturity date of such Swing Loan shall purchase from such Swing Loan Bank, and such Swing Loan Bank shall sell and assign to each other Lender, such other Lender's pro rata share (determined based on the aggregate Commitments of all Lenders having Termination Dates on or after the scheduled maturity date of such Swing
         Loan) of each outstanding Base Rate Swing Loan made by such Swing Loan Bank (and related claims for accrued and unpaid interest), by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Loan Bank by deposit to the Administrative Agent at its aforesaid address, in same day funds, an amount equal to the sum of (x) the portion of the outstanding principal amount of such Base Rate Swing Loans to be purchased by such Lender plus (y) interest accrued and unpaid to and as of such date on
                ----
         such portion of the outstanding principal amount of such Base Rate Swing Loans (it being understood that this sentence shall not apply to any Quoted Rate Swing Loan). Each Lender's obligations to make such payments to the Administrative Agent for account of the Swing Loan Banks under this paragraph (f), and each Swing Loan Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (f), the financial condition of the Company (or any other Person), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments. Each such payment to a Swing Loan Bank shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender agrees to purchase its pro rata share of such outstanding Base Rate Swing Loans on (i) the Business Day on which demand therefor is made by such Swing Loan Bank, provided that notice
                                                          --------
         of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Loan Bank to any other Lender of a portion of such Swing Loan Bank's Base Rate Swing Loans, such Swing Loan Bank represents and warrants to such other Lender that such Swing Loan Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Loan, the Loan Documents or any party thereto. If and to the extent that any Lender shall not have so made the amount of such Swing Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of such Swing Loan Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Loan Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Loan Bank, such amount so paid in respect of principal shall constitute a Swing Loan by such Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Loans made by such Swing Loan Bank shall be reduced by such amount.

                  SECTION 3.04.  Issuance of Letters of Credit.
                                 -----------------------------

                  (a)  Request for Issuance.
                       --------------------

                          (i) Each Letter of Credit issued after the date hereof shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the proposed issuance of such Letter of Credit, by the Company to the Issuing Bank, which shall give to the Letter of Credit Agent and each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex,
                                ------------------
                  telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (each such application and agreement, and each application and agreement executed and delivered in respect of an Existing Letter of Credit, a "Letter of Credit Agreement")
                                                   --------------------------
                  as the Issuing Bank may specify to the Company for use in connection with such requested Letter of Credit.

                          (ii) If the requested form of such Letter of Credit is for the account of any entity permitted under Section 2.04 and is acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
                  Article IV, make such Letter of Credit available to the Company at its office referred to in Section 9.02 or as otherwise agreed with the Company in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                          (iii) The Letter of Credit Agent shall furnish (A) to
                  the Issuing Bank on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender and the Company on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent, the Company and each Lender on the first Business Day of each fiscal quarter a written report setting forth the average daily aggregate Available Amount during the preceding fiscal quarter of all Letters of Credit.

                  (b)  Drawing and Reimbursement.
                       -------------------------

                          (i) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Loan, which shall be a loan bearing interest at the Base Rate, in the amount of such draft.

                          (ii) Upon written demand by the Issuing Bank with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Lender, such other Lender's pro rata share of such outstanding Letter of Credit Loan as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account for Dollars, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Loan to be purchased by such Lender. The Company (for itself and on behalf of each other account party) hereby agrees to each such sale and assignment.

                          (iii) Each Lender's obligations to make such payments
                  to the Administrative Agent for account of the Issuing Bank under this paragraph (b), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (b), the financial condition of the Company (or any other account party), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

                          (iv) Each Lender agrees to purchase its pro rata share of an outstanding Letter of Credit Loan on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business

                  Day next succeeding such demand if notice of such demand is given after such time.

                          (v) Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Loan, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Loan, the Loan Documents or any party hereto.

                          (vi) If and to the extent that any Lender shall not have so made the amount of such Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

                          (vii) If such Lender shall pay to the Administrative
                  Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Loan made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (c) Obligations Absolute. The obligations of the Company under
                      --------------------
         this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to purchase portions of Letter of Credit Loans pursuant to paragraph (b) above) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Company is without prejudice to, and does not constitute a waiver of, any rights the Company might have or might acquire as a result of the payment by the Issuing Bank or any Lender of any draft or the reimbursement by the Company thereof):

                          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");
                                     ---------------------

                          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                          (iii) the existence of any claim, set-off, defense or
                  other right that the Company (or any other account party) may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or

                          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.

                  SECTION 3.05.  Increased Costs.
                                 ---------------

                  (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage, in each case as of the date of determination thereof) in or in the interpretation of any law or regulation, in each case as of the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans, then the Company shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost incurred during the 90-day period prior to the date of such demand. A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such costs.
                                       ----- -----

                  (b) If any Lender determines that compliance with (i) the introduction of or any change in or in the interpretation of, any law or regulation, in each case after the date hereof, or (ii) any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Company shall from time to time pay to the Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances incurred during the 90-day period prior to the date of such demand, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof shall be prima facie evidence of
                                                        ----- -----
         such costs.

                  (c) Without limiting the effect of the foregoing, the Company shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against Eurocurrency Liabilities (or so long as such Lender is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurocurrency Rate Loans) an additional amount (determined by such Lender and notified to the Company through the Administrative Agent) equal to the product of the following for each Eurocurrency Rate Loan for each day during such Interest Period:

                          (i) the principal amount of such Eurocurrency Rate Loan outstanding on such day; and

                          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurocurrency Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the
                                                              -----
                  Eurocurrency Rate Reserve Percentage in effect on such day minus (y) such numerator; and
                  -----

                          (iii) 1/360.

                  (d) If the Company is required to pay any Lender any amounts under this Section 3.05, the applicable Lender shall be an "Affected
                                                                     --------
         Person", and the Company shall have the rights set forth in Section
         ------
         3.08 to replace such Affected Person.

                  SECTION 3.06. Illegality. Notwithstanding any other provision
                                ----------
of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Loans or to fund or maintain Eurocurrency Rate Loans hereunder, then, subject to the provisions of Section 3.08,

(i) the obligation of such Lender to make Eurocurrency Rate Loans hereunder shall be suspended until the first date on which the circumstances causing such suspension cease to exist, (ii) any Eurocurrency Rate Loans made or to be made by such Lender shall be converted automatically to Base Rate Loans and (iii) such Lender shall be an "Affected Person", and the Company shall have the right
                         ---------------
set forth in Section 3.08 to replace such Affected Person. In the event of such a suspension, such Lender shall review the circumstances giving rise to such suspension at least weekly and shall notify the Company, the Administrative Agent and the Lenders promptly of the end of such suspension, and thereafter the Company shall be entitled to borrow Eurocurrency Rate Loans from such Lender.

          SECTION 3.07. Reasonable Efforts to Mitigate. Each Lender shall use
                        ------------------------------
its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by the Company under
Section 3.05 and to minimize any period of illegality described in Section 3.06. Without limiting the generality of the foregoing, each Lender agrees that, to the extent reasonably possible to such Lender, it will change its Eurocurrency Lending Office if such change would eliminate or reduce amounts payable to it under Section 3.05 or eliminate any illegality of the type described in Section 3.06, as the case may be. Each Lender further agrees to notify the Company promptly, but in any event within five Business Days, after such Lender learns of the circumstances giving rise to such a right to payment or such illegality have changed such that such right to payment or such illegality, as the case may be, no longer exists.

          SECTION 3.08. Right to Replace Affected Person or Lender.
                        ------------------------------------------

          (a)  Replacement by the Company. In the event the Company is required
               --------------------------
     to pay any Taxes with respect to an Affected Person pursuant to Section 2.12(c) or any amounts with respect to an Affected Person pursuant to
     Section 3.05, or receives a notice from an Affected Person pursuant to
     Section 3.06, or is required to make a payment to any Lender (which Lender shall be deemed to be an "Affected Person" for purposes of this Section
                               ---------------
     3.08(a)) under Section 9.15, the Company may elect, if such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement, provided that, concurrently
                                                   --------
     therewith, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Company and the Administrative Agent (or if the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent) shall agree, as of such date, to purchase for cash and at par the Loans of the Affected Person, pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments (other than clause (a)(iv) thereof), and (ii) the Company shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Company hereunder to and including the date of termination, including without limitation payments due such

     Affected Person under Section 2.12, costs incurred under Section 3.05 or
     Section 9.15 and payments owing under Section 9.04(c).

          (b)  Replacement by the Letter of Credit Agent or the Issuing Bank. In
               -------------------------------------------------------------
     the event that S&P and Moody's shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-and Baa3, respectively, or the equivalent, then each of the Letter of Credit Agent and the Issuing Bank shall in consultation with the Company have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.07 (other than clause (a)(iv) thereof)) all the interests, rights and obligations in respect of its Commitment to an Eligible Assignee; provided,
                                                                       --------
     however, that (x) no such assignment shall conflict with any law, rule or
     -------
     regulation or order of any governmental authority and (y) the Letter of Credit Agent, the Issuing Bank or such Eligible Assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be obligated under Section 8.05 and be entitled to the benefits of
     Section 9.04, as well as to any fees and other amounts accrued for its account under Sections 2.05, 2.12 or 3.05 and not yet paid.

          SECTION 3.09. Use of Proceeds. The proceeds of the Loans shall be
                        ---------------
available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes (including, without limitation, commercial paper backup and to finance acquisitions) of the Company and its Subsidiaries; provided that
                                                              --------
neither any Lender nor any Agent shall have any responsibility for the use of any of the proceeds of Loans.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

          SECTION 4.01. Conditions Precedent to Initial Borrowing. The
                        -----------------------------------------
obligation of each Lender to make a Loan on the occasion of the initial Borrowing shall be subject to the conditions precedent that, on a date (the "Effective Date") not later than August 8, 2001, the Administrative Agent shall
 --------------
have received each of the following:

          (a) Each of the following documents, which shall be in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) The Revolving Loan Notes payable by the Company and any Designated Borrower to the order of the Lenders, respectively.

               (ii) Certified copies of (x) the charter and by-laws of the Company, (y) the resolutions of the Board of Directors of the Company authorizing and approving this Agreement and the Notes, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

               (iv) A favorable opinion of the Company's Law Department, substantially in the form of Exhibit D and covering such other matters relating hereto as any Lender, through the Administrative Agent, may reasonably request.

               (v) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, substantially in the form of Exhibit E.

               (vi) A certificate of a senior officer of the Company to the effect that (x) the representations and warranties contained in
          Section 5.01 are correct (other than any such representations or warranties which, by their terms, refer to a prior date) and (y) no event has occurred and is continuing which constitutes a Default.

          (b) Confirmation that (1) the Company has paid all accrued fees and expenses of the Administrative Agent and the fees of the Letter of Credit Agent and the Lenders hereunder (including the fees and expenses of counsel to the Administrative Agent to the extent then payable), including without limitation all accrued but unpaid fees and expenses under the Existing Credit Agreement, to the extent the same have been invoiced to the Company at least two (2) Business Days prior to the Effective Date, and (2) the Company has paid in full the principal of and interest on the Loans and the Notes as defined in, and all other amounts whatsoever payable under, the Existing Credit Agreement and has terminated the Commitments as defined therein.


          SECTION 4.02. Conditions Precedent to Each Revolving Loan Borrowing,
                        ------------------------------------------------------
Swing Loan Borrowing and Letter of Credit Issuance. The obligation of each
--------------------------------------------------
Lender to make a Loan (other than a Swing Loan or a Letter of Credit Loan made by a Lender pursuant to Section 3.03 or 3.04(b) or a Competitive Bid Loan) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Company to request a Swing Loan Borrowing or the issuance of a Letter of Credit, shall be subject to the further conditions precedent that:

          (i) in the case of the first Borrowing by a Designated Borrower the Company shall have furnished to the Administrative Agent such Revolving Loan Notes, corporate documents, resolutions and legal opinions relating to such Designated Borrower as the Administrative Agent may reasonably require, and

          (ii) on the date of such Borrowing or issuance of a Letter of Credit the following statements shall be true (and the acceptance by a Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Company and such Borrower that on the date of such Borrowing or issuance such statements are true):

               (a) The representations and warranties contained in Section 5.01 (except the Excluded Representations) are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing or issuance; and

               (b) No event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, which constitutes a Default;

provided that the conditions set forth in clause (ii) of this Section 4.02 shall
--------
not be applicable to a Borrowing if, as a result of and immediately after giving effect to such Borrowing and to the application of proceeds thereof, the aggregate outstanding principal amount of the Revolving Loans, Swing Loans and Letter of Credit Loans is not increased thereby.

          SECTION 4.03. Conditions Precedent to Each Competitive Bid Loan
                        -------------------------------------------------
Borrowing. The obligation of each Lender which is to make a Competitive Bid Loan
---------
on the occasion of a Competitive Bid Loan Borrowing (including the initial Competitive Bid Loan Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Loan Borrowing is subject to the conditions precedent that:

          (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Loan Borrowing with respect thereto;

          (b) on or before the date of such Competitive Bid Loan Borrowing, but prior to such Competitive Bid Loan Borrowing, the Administrative Agent shall have received a Competitive Bid Loan Note payable to the order of such Lender for each of the one or more Competitive Bid Loans to be made by such Lender as part of such Competitive Bid Loan Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Loan in accordance with Sections 2.02 and 3.02; and

          (c) on the date of such Competitive Bid Loan Borrowing the following statements shall be true (and the acceptance by the Company of the proceeds of such Competitive Bid Loan Borrowing shall constitute a representation and warranty by the

     Company that on the date of such Competitive Bid Loan Borrowing such statements are true):

               (i)    The representations and warranties contained in Section
          5.01 (except the Excluded Representations) are correct on and as of the date of such Competitive Bid Loan Borrowing, before and after giving effect to such Competitive Bid Loan Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties which, by their terms, refer to a date other than the date of such Competitive Bid Loan Borrowing;

               (ii) No event has occurred and is continuing, or would result from such Competitive Bid Loan Borrowing or from the application of the proceeds therefrom, which constitutes a Default; and

               (iii) No event has occurred and no circumstance exists as a result of which the information concerning the Company that has been provided to the Administrative Agent and each Lender by the Company in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein taken as a whole, in the light of the time and circumstances under which they were made, not misleading.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  Representations and Warranties of the Company.  The
                         ---------------------------------------------
Company represents and warrants as follows:

          (a) The Company and each of its Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all the requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted except where the failure to do so would not have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Company of the Loan Documents, and the consummation of the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Company's certificate of incorporation or by-laws, (ii) violate any law, rule or regulation (including, without limitation, the Securities Act of

     1933 and the Securities Exchange Act of 1934 and the regulations thereunder, and Regulations U and X issued by the Board of Governors of the Federal Reserve System, each as amended from time to time), or order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company or any of its Subsidiaries or any of their properties, except if such conflict, breach or default would not have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or its Subsidiaries. The Company is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, except for such violation or breach which would not have a Material Adverse Effect.

          (c) Except as have been obtained, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of the Loan Documents, or for consummation of the transactions contemplated hereby, except and to the extent that any failure to obtain such authorization, approval or other action would not have a Material Adverse Effect.

          (d) Each of the Loan Documents is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

          (e) (i) The Company has heretofore furnished to each of the Lenders unaudited consolidated balance sheets of the Company and its Subsidiaries as at March 23, 2001 and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the period of 12 weeks ended on said date, and consolidated balance sheets of the Company and its Subsidiaries as at December 29, 2000 and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year ended December 29, 2000, with the opinion thereon (in the case of said consolidated balance sheet and statements for the fiscal year ended December 29, 2000) of Arthur Andersen LLP. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said respective dates and the consolidated results of their operations for the respective periods so presented all in accordance with GAAP. Since December 29, 2000, there has been no Material Adverse Change.

          (f) No information, exhibit or report furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the execution of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole, in the light of the time and circumstances under and the time at which they were made, not misleading.

          (g) There is no pending or threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the transactions contemplated hereby.

          (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Company or its ERISA Affiliates in excess of $5,000,000.

          (i) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Company nor any of its ERISA Affiliates, to the best of the Company's knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect.

          (j) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

          (k) The Company and each of its Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Company or the Company and its Subsidiaries taken as a whole.


                                  ARTICLE VI

                           COVENANTS OF THE COMPANY

          SECTION 6.01 Affirmative Covenants. So long as any obligations under
                       ---------------------
this Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Company will, unless the Required Lenders shall otherwise consent in writing:

          (a)  Compliance with Laws, Etc. Comply, and cause each of its
               -------------------------
     Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Securities Act of 1933 and all Environmental Laws, except, in each case, any non-compliance which would not have a Material Adverse Effect.

          (b)  Payment of Taxes, Etc. Pay and discharge, and cause each of its
               ---------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not have a Material Adverse Effect; provided, however, that
                                                  --------  -------
     neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c)  Maintenance of Insurance. Maintain, and cause each of its
               ------------------------
     Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self-insurance programs to the extent consistent with prudent practices of the Company and its Subsidiaries or otherwise customary in their respective industries in such amounts and covering such risks as is customary in the industries in which the Company or such Subsidiary operates.

          (d)  Payment of Welfare Plans. Pay, and cause each of its Material
               ------------------------
     Subsidiaries to pay, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Company and its Material Subsidiaries are liable.

          (e)  Preservation of Corporate Existence, Etc. Preserve and maintain,
               ----------------------------------------
     and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that (i) the Company and its Material Subsidiaries may
     --------  -------
     consummate any transaction permitted under Section 6.02(b) and (ii) neither the Company nor such Subsidiary shall be required to preserve any right or franchise (other than the corporate existence of each Borrower) when, in the good faith business judgment of the Company, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Company.

          (f)  Visitation Rights. At any reasonable time during normal business
               -----------------
     hours and upon reasonable prior notice and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g)  Keeping of Books. Keep, and cause each of its Subsidiaries to
               ----------------
     keep, proper books of record and account as are necessary to prepare Consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.

          (h)  Maintenance of Properties, Etc. Maintain and preserve, and cause
               ------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a Material Adverse Effect.

          (i)  Reporting Requirements.  Furnish to the Lenders:
               ----------------------

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, quarterly condensed and consolidated balance sheets and consolidated statement of cash flows of the Company as of the end of such quarter and statements of income of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief accounting officer of the Company (or another appropriate officer of the Company designated by said chief accounting officer) and certificates as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.01(j), provided that in the event of any change in GAAP used in preparation
          --------
          of such financial statements, the Company shall also provide, if necessary for the determination of compliance with Section 6.01(j), a statement of reconciliation conforming any information in such certificates with GAAP;

               (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Company commencing with fiscal year 2001 of the Company, certificates as to compliance with the terms of this Agreement which are otherwise provided under clause
          (i) above at the end of each fiscal quarter other than the last fiscal quarter of the fiscal year and a copy of the annual report for such year for the Company, containing audited financial statements for such year certified by (a) Arthur Andersen LLP, (b) any other "Big Five" accounting firm or (c) other independent public accountants acceptable to the Required Lenders;

               (iii) as soon as possible and in any event within five days after the Company obtains notice of the occurrence of each Event of Default and each Default continuing on the date of such statement, a statement of the chief accounting officer of the Company setting forth details of such Event of Default or Default and the action which the Company has taken and proposes to take with respect thereto;

               (iv) promptly after request therefor, copies of all regular and periodic financial and/or other reports which the Company may from time to time make available to any of its public security holders or bond holders;

               (v) promptly after the commencement thereof, notice of any action or proceeding of the kind referred to in Section 5.01(g);

               (vi) promptly and in any event within 15 days after the Company or any ERISA Affiliate knows or should reasonably know that any ERISA Event has occurred with respect to which the liability or potential liability of the Company or any of its ERISA Affiliates exceeds or could reasonably be expected to exceed $10,000,000, a statement of a principal financial officer of the Company describing such ERISA Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

               (vii) promptly and in any event within 10 Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;

               (viii) with respect to liabilities or potential liabilities of the Company or any of its ERISA Affiliates of $10,000,000 or more, promptly and in any event within 20 Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (1) or (2) above;

               (ix) forthwith upon the occurrence of a Change of Control, notice thereof with a reasonable description thereof; and

               (x) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries that any Lender through the Administrative Agent may from time to time reasonably request.

          (j)  Leverage Ratio.  Maintain, as at the last day of each fiscal
               --------------
     quarter of the Company beginning with the third fiscal quarter in 2001, a Leverage Ratio of not greater than 4.0 to 1.0.

          SECTION 6.02 Negative Covenants. So long as any obligations under this
                       ------------------
Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Company, unless the Required Lenders shall otherwise consent in writing:

          (a)  Liens, Etc. Will not create, incur, assume or suffer to exist, or
               ----------
     permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                    (i)   Permitted Liens;

                    (ii) Liens outstanding on the Effective Date and described on Schedule II as of the Effective Date ("Existing Liens"), and
                                                         --------------
               any renewal, extension or replacement (or successive renewals, extensions or replacements) thereof which does not encumber any property of the Company or its Subsidiaries other than (1) the property encumbered by the Lien being renewed, extended or replaced, (2) property acquired by the Company or its Subsidiaries in the ordinary course of business to replace property covered by Existing Liens, and (3) de minimis other property incidental to the property referred to in clause (1) or
               (2) above;

                    (iii) Purchase Money Liens;

                    (iv) Liens on properties of (X) MVCI, any SLS Entity or any of their respective Subsidiaries, and (Y) MICC and any other Subsidiary of the Company principally engaged in the business of finance, banking, credit, leasing, insurance or other similar operations;

                    (v) Liens on properties of Subsidiaries of the Company, which properties are located outside the United States of America;

                    (vi)  Liens securing COLI Debt; and

                    (vii) other Liens securing an aggregate principal
               amount of Indebtedness or other obligations not to exceed $300,000,000 at any time outstanding.

               (b)  Restrictions on Fundamental Changes. Will not, and will not
                    -----------------------------------
         permit any of its Material Subsidiaries to:

                    (i)   merge or consolidate with or into, or

                    (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the property (whether now owned or hereafter acquired) of the Company and its Subsidiaries, taken as a whole, to, or

                    (iii) convey, transfer, lease or otherwise dispose of
               (whether in one transaction or a series of transactions, and whether by or pursuant to merger, consolidation or any other arrangement), any property (whether now owned or hereafter acquired) essential to the conduct of the lodging group of the Company and its Subsidiaries, taken as a whole, to, or

                    (iv) enter into any partnership, joint venture, syndicate, pool or other combination with,

     any Person, in each case unless:

                    (w) no Default shall have occurred and then be continuing or would result therefrom, and

                    (x) in the case of a merger or consolidation of the Company, (1) the Company is the surviving entity or (2) the surviving entity expressly assumes by an amendment to this Agreement duly executed by such surviving entity all of the Company's obligations hereunder and under the other the Loan Documents in a manner satisfactory to the Administrative Agent and the Required Lenders.

          (c)  Transactions with Affiliates. Will not enter into, or permit any
               ----------------------------
     of its Subsidiaries to enter into, any transaction with an Affiliate of the Company (other than the Company's Subsidiaries) that would be material in relation to the Company and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement, except on terms that are fair and reasonable to the Company and its Subsidiaries and on terms no less favorable to the Company or such Subsidiary (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate) than the Company or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (d)  Dividends, Etc. Will not declare or make any dividend payment or
               ---------------
     other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Company, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Company or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, in each case if, at the time thereof or after giving effect thereto, an Event of Default has occurred and is continuing.

          (e)  Change in Nature of Business. Will not engage in, or permit any
               ----------------------------
     of its Subsidiaries to engage in, any business that is material to the Company and its Subsidiaries, taken as a whole, that is not carried on by the Company or its Subsidiaries as of the Effective Date (or directly related to a business carried on as of such date) and which would have a Material Adverse Effect.

          (f)  Accounting Changes.  Will not make or permit, or permit any of
               ------------------
     its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

          (g)  Margin Stock. Will not directly or indirectly use, or permit any
               ------------
     other Borrower or any Subsidiary to use, any of the proceeds of any Loan in a manner that violates or contravenes the Margin Regulations. Without limiting the foregoing, the

     Company (i) will promptly notify the Administrative Agent if at any time more than 20% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations, and (ii) will give the Administrative Agent at least 15 Business Days' prior written notice of any direct or indirect use of any of the proceeds of any Loan to buy or carry margin stock within the meaning of the Margin Regulations if, after giving effect thereto, more than 20% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations, and will, if requested by the Administrative Agent, provide to the Administrative Agent prior to the making of such Loan a legal opinion of counsel reasonably acceptable to the Administrative Agent confirming that such use of proceeds will not contravene this Section 6.02(g) together with appropriately executed and completed purpose statements on Form FR U-1; provided that in lieu of such legal opinion and purpose statements, the
        --------
     Company may provide to the Administrative Agent, together with such written notice, a certificate of the Company stating that at the date of such certificate and after applying the proceeds of such Loan not more than 25% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations. Each Lender hereby confirms to the Company and to the Administrative Agent that in extending or maintaining credit hereunder it has not relied upon such margin stock as collateral.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          SECTION 7.01. Events of Default. If any of the following events
                        -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) (i) Any Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or (ii) any Borrower shall fail to pay any interest on any Loan, or any other payment under any Loan Document, for a period of three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.01(j) or in Section 6.02(b),
     (c), (d), (e) or (g), or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or the Required Lenders; or

          (d) The Company or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes and Non-Recourse Indebtedness) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in connection with the sale of the sole asset or all assets securing such Indebtedness), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that if there is acceleration
                              --------  -------
     of any Indebtedness which is included under this clause (d) solely because of a Guarantee by the Company or one of its Material Subsidiaries, an Event of Default will not exist under this clause (d) so long as the Company or such Material Subsidiary, as the case may be, fully performs its obligations in a timely manner under such Guarantee upon demand therefor by the beneficiary thereof; or

          (e) The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection
     (e); or

          (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company or any ERISA Affiliate related to such ERISA Event) exceeds $20,000,000; or

          (h) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $10,000,000 per annum; or

          (i) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Company, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that
                                                       --------  -------
in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Material Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

          SECTION 7.02.  Actions in Respect of the Letters of Credit Upon Event
                         ------------------------------------------------------
of Default; L/C Cash Collateral Account; Investing of Amounts in the L/C Cash
-----------------------------------------------------------------------------
Collateral Account; Release.
---------------------------

          (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, the Administrative Agent may, and at the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any equal or prior right or claim of any Person other than any Agent and the Lenders pursuant to this Agreement or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (1) such aggregate Available Amount over (2) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such equal or prior right and claim.

          (b) The Company hereby authorizes the Administrative Agent to open at any time upon the occurrence and during the continuance of an Event of Default a non-interest bearing account with the Administrative Agent at its address designated in Section 9.02 in the name of the Company but under the sole control and dominion of the Administrative Agent (the "L/C Cash
                                                                 --------
     Collateral Account"), and hereby pledges and assigns and grants to the
     ------------------
     Administrative Agent on behalf of the Lenders a security interest in the following collateral (the "L/C Cash Collateral Account Collateral"):
                                --------------------------------------

               (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the investment of funds held therein,

               (ii) all L/C Cash Collateral Account Investments from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account Investments,

               (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Company in substitution for or in addition to any or all of the then existing L/C Cash Collateral Account Collateral,

               (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Cash Collateral Account Collateral, and

               (v) all proceeds of any and all of the foregoing L/C Cash Collateral Account Collateral.

               (c) If requested by the Company, the Administrative Agent will, subject to the provisions of clause (e) below, from time to time (i) invest amounts on deposit in the L/C Cash Collateral Account in such notes, certificates of deposit and other debt instruments as the Company may select and the Administrative Agent may approve and (ii) invest interest paid on the notes, certificates of deposit and other instruments referred to in clause (i) above, and reinvest other proceeds of any such notes, certificates of deposit and other instruments which may mature or be sold, in each case in such notes, certificates of deposit and other debt instruments as the Company may select and the Administrative Agent may approve (the notes, certificates of deposit and other instruments referred to in clauses (i) and (ii) above being collectively "L/C Cash Collateral
                                                          -------------------
     Account Investments"). Interest and proceeds that are not invested or
     -------------------
     reinvested in L/C Cash Collateral Account Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.

               (d) Upon such time as (i) the aggregate Available Amount of all Letters of Credit is reduced to zero and such Letters of Credit are expired or terminated by their terms and all amounts payable in respect thereof, including but not limited to principal, interest, commissions, fees and expenses, have been paid in full in cash, and (ii) no Event of Default has occurred and is continuing under this Agreement, the Administrative Agent will pay and release to the Company or at its order (a) accrued interest due and payable on the L/C Cash Collateral Account Investments and in the L/C Cash Collateral Account, and (b) the balance remaining in the L/C Cash Collateral Account after the application, if any, by the Administrative Agent of funds in the L/C Cash Collateral Account to the payment of amounts described in clause (i) of this subsection (d).

               (e) (i) The Administrative Agent may, without notice to the Company except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the L/C Cash Collateral Account against the obligations of the Company in respect of Letters of Credit (collectively, the "L/C Cash Collateral Account
                                           ---------------------------
     Obligations") or any part thereof. The Administrative Agent agrees to
     -----------
     notify the Company promptly after any such set-off and application, provided that the failure of the Administrative Agent to give such notice
     --------
     shall not affect the validity of such set-off and application.

                        (ii) The Administrative Agent may also exercise in respect of the L/C Cash Collateral Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC") (whether or not the UCC applies
                                          ---
     to the affected L/C Cash Collateral Account Collateral), and may also, without notice except as specified below, sell the L/C Cash Collateral Account Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of L/C Cash Collateral Account Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                        (iii) Any cash held by the Administrative Agent as L/C Cash Collateral Account Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the L/C Cash Collateral Account Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Administrative Agent against, all or any part of the L/C Cash Collateral Account Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the L/C Cash Collateral Account Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus.

               (f) Upon the permanent reduction from time to time of the aggregate Available Amount of all Letters of Credit in accordance with the terms thereof, the Administrative Agent shall release to the Company amounts from the L/C Cash Collateral Account in an amount equal to each such permanent reduction; provided that the Administrative Agent shall not
                               --------
     be obligated to reduce the funds or other L/C Cash Collateral Account Collateral then held in the L/C Cash Collateral Account below that level that the Administrative Agent reasonably determines is required to be maintained after taking into consideration any rights or claims of any Persons other than the Administrative Agent.

               (g) In furtherance of the grant of the pledge and security interest pursuant to this Section 7.02, the Company hereby agrees with each Lender, the Issuing Bank and the Administrative Agent that the Company shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest.


                                 ARTICLE VIII

                                  THE AGENTS

          SECTION 8.01. Authorization and Action. Each Lender hereby appoints
                        ------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the
                                                   --------
Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

          SECTION 8.02. Reliance, Etc.
                        --------------

          (a) None of the Agents or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          (b) The Joint Lead Arrangers and Joint Book Managers, as such, the Syndication Agent, as such, and the Documentation Agents, as such, each referred to on the cover page hereto, shall have no duties or obligations whatsoever under or with respect to this Agreement, the Notes or any other document or any matter related thereto.

          SECTION 8.03. The Agents and their Affiliates as Lenders. With
                        ------------------------------------------
respect to its respective Commitment as a Lender, the Loans made by it as a Lender and the Notes issued to it as a Lender, each of the Agents party to this Agreement as Lenders shall have the same rights and powers under this Agreement as any other Lender in its capacity as a Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent in its individual capacity as a Lender. Each Agent, in its individual capacity as a Lender, and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if each Agent was not an Agent under this Agreement and without any duty to account therefor to the Lenders.

          SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it
                        ----------------------
has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05. Indemnification. The Lenders agree to indemnify each
                        ---------------
Agent (in each case to the extent not reimbursed by the Company), ratably according to their respective pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement in its respective capacity as an agent hereunder, provided
                                                                       --------
that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees but excluding normal administrative expenses expressly excluded under Section 9.04(a)) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Company as required under Section 9.04(a).

          SECTION 8.06. Successor Administrative Agent. The Administrative Agent
                        ------------------------------
may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Company, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Eligible Assignee and a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any
                        ----------------
provision of this Agreement or the Revolving Loan Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver
                                  --------  -------
or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Loan Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Loan Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loan Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) release the guarantee set forth in
Section 10.01 or (g) amend this Section 9.01; and provided further that (1) no
                                                  -------- -------
amendment, waiver or consent shall affect the rights or duties of any Agent or a Swing Loan Bank, as the case may be, under this Agreement or any Note, unless such amendment, waiver or consent is in writing and signed by such Agent or such Swing Loan Bank, as the case may be, in addition to the Lenders required above to take such action and (2) no amendment, waiver or consent shall affect the rights or duties of any Lender that has made a Competitive Bid Loan unless such amendment, waiver or consent is in writing and signed by such Lender in

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

respect of such Competitive Bid Loan, in addition to the Lenders required above to take such action.

          SECTION 9.02. Notices, Etc. All notices and other communications
                        -------------
provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to any Borrower, to the Company at 10400 Fernwood Road, Bethesda, Maryland 20817, Attention: Assistant Treasurer, Dept. 52/924.11, with a copy to the same address, Attention: Assistant General Counsel- Corporate Finance, Dept. 52/923; if to any Bank, to its Domestic Lending Office and its Foreign Lending Office, each as specified opposite its name on Schedule I hereto; if to any other Lender, to its Domestic Lending Office and its Foreign Lending Office, each as specified in the Acceptance pursuant to which it became a Lender; if to any Agent, to its address specified on the signature pages hereto; and if to the Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Betsy Wier, telephone no. 302-894-6025, telecopier no. 302-894-6120, with copies to Christen Laughton, telephone no. 302-894-6005, telecopier no. 302-894-6120; or to the Company or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopy, telex or cable, be effective when the same is telegraphed, telecopied and receipt thereof is confirmed by telephone or return telecopy, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of any
                        -------------------
Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. Costs and Expenses.
                        ------------------

          (a) The Company agrees to pay, whether or not any of the transactions contemplated hereby are consummated, on demand (x) all reasonable costs and expenses in connection with the preparation (excluding normal travel and related expenses incurred by the personnel of the Administrative Agent), execution, delivery, administration (excluding those which are customarily borne by the Administrative Agent), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, and
     (y) the reasonable fees and expenses of counsel to the Administrative Agent and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all

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

     reasonable expenses of the Lenders (including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

          (b) The Company agrees to indemnify and hold harmless each Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and
                                               -----------------
     against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, the Loan Documents, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents, the proposed or actual use of the proceeds therefrom or any of the other transactions contemplated hereby, whether or not such investigation, litigation or proceeding is brought by the Company, its shareholders or creditors or an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (c) If (i) any payment of principal of any Eurocurrency Rate Loan is made other than on the last day of the Interest Period for such Loan (or any payment of principal of any Quoted Rate Swing Loan is made other than on the maturity date of such Swing Loan), as a result of a payment pursuant to Section 2.15(c) or 3.05 or acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, or (ii) the Company gives notice of a Loan conversion pursuant to Section 2.09(c), then the Company shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

          SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the
                        ----------------
continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits at any account with respect to which such account states that the Company is acting in a fiduciary capacity) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender, provided that the
                                                            --------
failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 9.06. Binding Effect. This Agreement shall become effective
                        --------------
when it shall have been executed by the Company, each Agent and each Bank and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07. Assignments and Participations.
                        ------------------------------

          (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that:
                                   --------  -------

                        (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Competitive Bid Loans or Competitive Bid Loan Notes),

                        (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,

                        (iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to a Subsidiary of the assigning Lender or to a Subsidiary of the bank holding company of which the assigning Lender is a Subsidiary) the Company, the Administrative Agent and the Letter of Credit Agent shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed),

                         (iv) after giving effect to such assignment, the assigning Lender (together with all Affiliates of such Lender) shall continue to hold no less than 25% of its original Commitment hereunder and of the Loans owing to it, unless the Company shall otherwise agree,

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

                         (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500, and

                         (vi) unless the Company and the Administrative Agent otherwise agree, the Termination Date of the assignee under each such assignment shall be deemed to be the then Final Termination Date.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance.

          Notwithstanding anything to the contrary contained herein except for the conditions set for in clause (iv) of this Section 9.07(a), any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"),
 -------------                                                      ---
identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing
                                                    -------------
herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07 except for the conditions set forth in clause (iii) of this Section 9.07(a), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any Eligible Assignee (consented to by the Borrower, the Administrative Agent and the Letter of Credit Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and
(ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
     (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section
     5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the Letter of Credit Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Letter of Credit Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
     (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (c) Each New Lender shall submit a New Commitment Acceptance in accordance with the provisions of Section 2.06(b). Upon the execution, delivery, acceptance and recording of a New Commitment Acceptance, from and after the Increase Date related thereto such New Lender shall be a party hereto and have the rights and obligations of a Lender hereunder having the Commitment specified therein (or such lesser Commitment as shall be allocated to such New Lender in accordance with Section 2.06(b)(vi) or 2.15(d)). By executing and delivering a New Commitment Acceptance, the New Lender thereunder confirms to and agrees with the other parties hereto as follows: (i) such New Lender hereby agrees that no Lender has made any representation or warranty, or assumes any responsibility with respect to,
     (x) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or (y) the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (ii) such New Lender confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such New Commitment Acceptance; (iii) such New Lender will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such New Lender confirms that it is an Eligible Assignee; (v) such New Lender appoints and authorizes the Administrative Agent and the Letter of Credit Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Letter of Credit Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such New Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each New Commitment Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the Register
                                         --------
     shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Company with a copy of the Register upon request.

               (e) (i) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Loan Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (1) accept such Assignment and Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the relevant Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Loan Note or Notes a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Loan Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Loan Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Loan Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto. Such surrendered Revolving Note or Notes shall be marked "canceled" and shall be returned promptly to the Company.

                    (ii) Upon its receipt of a New Commitment Acceptance executed by a New Lender representing that it is an Eligible Assignee, the Administrative Agent shall, if such New Commitment Acceptance has been completed and is in substantially the form of Exhibit C-3 hereto,
          (1) accept such New Commitment Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the relevant Borrower, at its own expense, shall execute and deliver to the Administrative Agent a new Revolving Loan Note to the order of such New Lender in an amount equal to the Commitment assumed by it pursuant to such New Commitment Acceptance. Such new Revolving Loan Note shall be dated the relevant Increase Date and shall otherwise be in substantially the form of Exhibit A-l hereto.

               (f) Each Lender may sell participations to one or more banks or other entities in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however,
                                                          --------  -------
     that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) except in the case of a participation involving a Lender and one of its Affiliates (and this exception shall apply only so long as the participant remains an Affiliate of such Lender), the parties to each such participation shall execute a participation agreement in substantially the form of the Participation Agreement, and (vi) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Loan or Loans in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder. Each Lender shall provide the Company with a list of entities party to all Participation Agreements with such Lender upon request.

               (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of Confidential
                --------
                                      88

     Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to (i) preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender and (ii) be bound by the provisions of
     Section 9.11.

               (h) Notwithstanding any other provision in this Section 9.07, no Lender may assign its interest to an Eligible Assignee if, as of the effective date of such assignment, such assignment would increase the amount of Taxes, Other Taxes or increased costs payable under Sections 2.12 or 3.05, respectively.

               (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Administrative Agent or any Borrower create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08. No Liability of the Issuing Bank or the Letter
                        ----------------------------------------------
of Credit Agent. Each Borrower assumes all risks of the acts or omissions of any
---------------
beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Letter of Credit Agent, nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that each
                                                              ------
Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank acting in good faith may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.09.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the law of the State of New York.

          SECTION 9.10.  Execution in Counterparts. This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.11.  Confidentiality. None of the Agents or any Lender shall
                         ---------------
disclose any Confidential Information to any Person without the consent of the Company, other than (a) to such Person's Affiliates and their officers, directors, employees, agents, counsel, auditors and advisors of such Person or such Person's Affiliates, (b) to a proposed assignee or to a proposed participant; provided that prior to any such disclosure, the proposed assignee
             --------
or the participant shall deliver to the Company a written agreement to preserve the confidentiality of any Confidential Information to the extent required by this Agreement, and then only on a confidential basis, (c) as required by any law, rule or regulation or judicial process, (d) in connection with any litigation to which any Lender or the Administrative Agent is a party or in connection with the exercise of any remedy hereunder or under any Note (provided
                                                                        --------
that, in the case of this clause (d), such Lender or the Administrative Agent, as the case may be, uses reasonable efforts under the circumstances to obtain reasonable assurances that confidential treatment will be accorded to such information in connection with such litigation or exercise) and (e) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or any aspects of any Lender's activities.

          SECTION 9.12.  Jurisdiction, Etc.
                         ------------------

          (a) Each of the parties hereto (and each Designated Borrower, by its acceptance of the proceeds of Loans made to it) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and each Designated Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto and each Designated Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto and each Designated Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto and each Designated Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.13. WAIVER OF JURY TRIAL. EACH BORROWER, EACH AGENT AND EACH
                        --------------------
OF THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          SECTION 9.14. Judgment Currency. This is an international loan
                        -----------------
transaction in which the specification of Dollars or an Alternate Currency, as the case may be (the "Specified Currency"), any payment in New York City or the
                      ------------------
country of the Specified Currency, as the case may be (the "Specified Place"),
                                                            ---------------
is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers under this Agreement and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of
                                               ---------------
exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied
 ---------------
in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

          SECTION 9.15.  European Monetary Union.
                         -----------------------

          (a)  Payments by the Administrative Agent Generally. With respect to
               ----------------------------------------------
     the payment of any amount denominated in Euros, the Administrative Agent shall not be liable to any of the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros) to the account of any Borrower or any Lender in the Principal Financial Center in
     the Participating Member State which such Borrower or such Lender, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, "all relevant steps" means all such steps as may be
                      ------------------
     prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in Euros.

          (b)  Other Consequential Changes. Without prejudice to the respective
               ---------------------------
     liabilities of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement, except as expressly provided in this Section, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in Participating Member States.


                                   ARTICLE X

                                   GUARANTEE

          SECTION 10.01. Guarantee. The Company hereby guarantees to
                         ---------
each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on the Loans made by the Lender to, and the Notes held by each Lender of, each Designated Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by any Designated Borrower under this Agreement pursuant to its Designation Letter and under the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Company hereby further
                         ----------------------
agrees that if any Designated Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 10.02. Obligations Unconditional.
                         -------------------------

          (a) The obligations of the Company hereunder are unconditional irrespective of (i) the value, genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations, (ii) any modification, amendment or variation in or addition to the terms of any of the Guaranteed Obligations or any covenants in respect thereof or any security therefor,
     (iii) any extension of time for performance or waiver of performance of any covenant of any Designated Borrower or any failure or omission to enforce any right with regard to any of the Guaranteed Obligations, (iv) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (v) any other circumstance with regard to any of the Guaranteed Obligations which may or might in any manner constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.

          (b) The Company hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Designated Borrower hereunder or under the Designation Letter of such Designated Borrower or any Note of such Designated Borrower or any other guarantor of or any security for any of the Guaranteed Obligations.

          SECTION 10.03. Reinstatement. The guarantee in this Article X shall be
                         -------------
automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Designated Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

          SECTION 10.04. Subrogation. Until the termination of the Commitments
                         -----------
and the payment in full of the principal of and interest on the Loans and all other amounts payable to the Administrative Agent or any Lender hereunder, the Company hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article X.

          SECTION 10.05. Remedies. The Company agrees that, as between the
                         --------
Company on the one hand and the Lenders and the Administrative Agent on the other hand, the obligations of any Designated Borrower guaranteed under this Agreement may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Article VII, for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Designated Borrower or otherwise) preventing such declaration as against such Designated Borrower and that, in the event of such declaration or automatic acceleration such obligations (whether or not due and payable by such Designated Borrower) shall forthwith become due and payable by the Company for purposes of said
Section 10.01.

          SECTION 10.06. Continuing Guarantee. The guarantee in this Article X
                         --------------------
is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  The Borrower
                                  ------------

                                  MARRIOTT INTERNATIONAL, INC.



                                  By /s/ Arne M. Sorenson
                                     -------------------------------------
                                       Name:  Arne M. Sorenson
                                       Title: Executive Vice President and Chief
                                                 Financial Officer


                                  The Administrative Agent
                                  ------------------------

                                  CITIBANK, N.A.,
                                   as Administrative Agent



                                  By /s/ Steven R. Victorin
                                     -----------------------------------
                                       Name:  Steven R. Victorin
                                       Title: Vice President


                                  The Letter of Credit Agent
                                  --------------------------

                                  THE BANK OF NOVA SCOTIA,
                                   as Letter of Credit Agent



                                  By /s/ Todd S. Meller
                                     -----------------------------------
                                       Name:  Todd S. Meller
                                       Title: Managing Director

                                  Address:

                                  One Liberty Plaza
                                  New York, New York 10006

COMMITMENT                      BANKS
----------                      -----

$89,000,000                     CITIBANK, N.A.



                                By /s/ Steven R. Victorin
                                   --------------------------------
                                     Name:  Steven R. Victorin
                                     Title: Vice President


$89,000,000                     THE BANK OF NOVA SCOTIA



                                By /s/ Todd S. Meller
                                   --------------------------------
                                     Name:  Todd S. Meller
                                     Title: Managing Director


$73,000,000                     BANK OF AMERICA, N.A.



                                By /s/ Ansel McDowell
                                   --------------------------------
                                     Name:  Ansel McDowell
                                     Title: Principal


$73,000,000                     THE CHASE MANHATTAN BANK



                                By /s/ John F. Mix
                                   --------------------------------
                                     Name:  John F. Mix
                                     Title: Vice President


$73,000,000                     FLEET NATIONAL BANK



                                By /s/ Roger C. Boucher
                                   --------------------------------
                                     Name:  Roger C. Boucher
                                     Title: Director

$64,000,000                     MELLON BANK, N.A.



                                By /s/ Maria N. Sisto
                                   --------------------------------
                                 Name:  Maria N. Sisto
                                 Title: Vice President


$64,000,000                     MERRILL LYNCH BANK USA



                                By /s/ D. Kevin Imlay
                                   --------------------------------
                                 Name:  D. Kevin Imlay
                                 Title: Senior Credit Officer


$64,000,000                     SUNTRUST BANK



                                By /s/ Paul R. Beliveau
                                   --------------------------------
                                 Name:  Paul R. Beliveau
                                 Title: Vice President


$64,000,000                     HSBC BANK USA



                                By /s/ Johan Sorensson
                                   --------------------------------
                                 Name:  Johan Sorensson
                                 Title: First Vice President


$60,000,000                     COMERICA BANK



                                By /s/ Jeffrey M. Lafferty
                                   --------------------------------
                                 Name:  Jeffrey M. Lafferty
                                 Title: Account Representative

$57,000,000                     DEUTSCHE BANK AG, NEW YORK
                                BRANCH



                                By /s/ Stephen P. Lapham
                                   ---------------------------------
                                 Name:  Stephen P. Lapham
                                 Title: Director

                                By /s/ Brenda Casey
                                   ---------------------------------
                                 Name:  Brenda Casey
                                 Title: Vice President


$50,000,000                     BANCA DI ROMA - NEW YORK
                                BRANCH



                                By /s/ C. Strike
                                   ---------------------------------
                                 Name:  C. Strike
                                 Title: Assistant Vice President

                                By /s/ S. Paley
                                   ---------------------------------
                                 Name:  S. Paley
                                 Title: First Vice President


$50,000,000                     BANCA NAZIONALE DEL LAVORO
                                S.P.A. NEW YORK BRANCH



                                By /s/ Giulio Giovine
                                   ---------------------------------
                                 Name:  Giulio Giovine
                                 Title: Vice President

                                By /s/ Carlo Vecchi
                                   ---------------------------------
                                 Name:  Carlo Vecchi
                                 Title: Senior Vice President

$50,000,000                     BARCLAYS BANK PLC



                                By /s/ Nicholas A. Bell
                                   ---------------------------------
                                 Name:  Nicholas A. Bell
                                 Title: Director


$50,000,000                     THE BANK OF NEW YORK



                                By /s/ Steven Cavaluzzo
                                   ---------------------------------
                                 Name:  Steven Cavaluzzo
                                 Title: Vice President


$50,000,000                     CREDIT SUISSE FIRST BOSTON



                                By /s/ Bill O'Daly
                                   ---------------------------------
                                 Name:  Bill O'Daly
                                 Title: Vice President


                                By /s/ William S. Lutkins
                                   ---------------------------------
                                 Name:  William S. Lutkins
                                 Title: Vice President


$50,000,000                     FIRST UNION NATIONAL BANK



                                By /s/ Nicholas A.J. Hahn
                                   ---------------------------------
                                 Name:  Nicholas A.J. Hahn
                                 Title: AVP

$50,000,000                     FUJI BANK



                                By /s/ Raymond Ventura
                                   ---------------------------------
                                 Name:  Raymond Ventura
                                 Title: Senior Vice President


$50,000,000                     SUMITOMO MITSUI BANKING
                                CORPORATION



                                By /s/ Edward D. Henderson, Jr.
                                   ---------------------------------
                                 Name:  Edward D. Henderson, Jr.
                                 Title: Senior Vice President


$50,000,000                     WACHOVIA, N.A.



                                By /s/ Meg Beveridge
                                   ---------------------------------
                                 Name:  Meg Beveridge
                                 Title: Vice President


$45,000,000                     BANK OF HAWAII



                                By /s/ Donna R. Parker
                                   ---------------------------------
                                 Name:  Donna R. Parker
                                 Title: Vice President


$40,000,000                     ALLFIRST BANK



                                By /s/ Shelly M. Trimble
                                   ---------------------------------
                                 Name:  Shelly M. Trimble
                                 Title: Vice President

$35,000,000                     BANK ONE, NA



                                By /s/ Dennis J. Redpath
                                   ----------------------------------
                                 Name:  Dennis J. Redpath
                                 Title: Director, Capital Markets


$35,000,000                     FIRST HAWAIIAN BANK



                                By /s/ Seth A. Bond
                                   ----------------------------------
                                 Name:  Seth A. Bond
                                 Title: Assistant Vice President


$25,000,000                     CREDIT LYONNAIS NEW YORK BRANCH



                                By /s/ Mary P. Daly
                                   ----------------------------------
                                 Name:  Mary P. Daly
                                 Title: Vice President


$25,000,000                     LEHMAN COMMERCIAL PAPER, INC.



                                By /s/ Michele Swanson
                                   ----------------------------------
                                 Name:  Michele Swanson
                                 Title: Authorized Signatory


$25,000,000                     RIGGS BANK N.A.



                                By /s/ Marian Egge
                                   ----------------------------------
                                 Name:  Marian Egge
                                 Title: Vice President

$25,000,000                        THE SANWA BANK, LIMITED



                                   By /s/ John T. Feeney
                                      --------------------------------
                                    Name: John T. Feeney
                                    Title: Vice President


$25,000,000                        WELLS FARGO BANK, NATIONAL
                                   ASSOCIATION



                                   By /s/ Lori A. Ross
                                      --------------------------------
                                    Name: Lori A. Ross
                                    Title: Vice President

                                                                      SCHEDULE I

                           Applicable Lending Offices

--------------------------------------------------------------------------------
CITIBANK, N.A.                            THE BANK OF NOVA SCOTIA

Domestic Lending Office:                  Domestic Lending Office:
2 Penns Way, Suite 200                    One Liberty Plaza
New Castle, Delaware 19720                New York, NY 10006
Attn: Betsy Wier                          Attn: Pier Griffith
Fax: 302-894-6120                         Fax: (212) 225-5145
Tele: 302-894-6025                        Tele: (212) 225-5084

With copies to Christen Laughton          Eurodollar Lending Office
Fax: 302-894-6120                         One Liberty Plaza
Tele: 302-894-6005                        New York, NY 10006
                                          Attn: Pier Griffith
Eurodollar Lending Office:                Fax: (212) 225-5145
2 Penns Way, Suite 200                    Tele: (212) 225-5084
New Castle, Delaware 19720
Attn: Betsy Wier
Fax: 302-894-6120
Tele: 302-894-6025

With copies to Christen Laughton
Fax: 302-894-6120
Tele: 302-894-6005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANK OF AMERICA, N.A.                    FLEET NATIONAL BANK

Domestic Lending Office:                 Domestic Lending Office:
901 Main Street, 51st Floor              100 Federal Street
Dallas, TX 75202                         MA DE 10010A
Attn: Ansel McDowel                      Boston, MA 02110
Fax: 214-209-0085                        Attn: Roger Boucher
Tele: 214-209-0014                       Fax: 617-434-0601
                                         Tele: 617-434-3951

Eurodollar Lending Office:
901 Main Street, 51/st/ Floor            Eurodollar Lending Office:
Dallas, TX 75202                         100 Federal Street
Attn: Ansel McDowel                      MA DE 10010A
Fax: 214-209-0085                        Boston, MA 02110
Tele: 214-209-0014                       Attn: Roger Boucher
                                         Fax: 617-434-0601
                                         Tele: 617-434-3951

--------------------------------------------------------------------------------
THE CHASE MANHATTAN BANK                 MELLON BANK, N.A.

Domestic Lending Office:                 Domestic Lending Office:
270 Park Avenue, 31st Floor              3 Mellon Bank Center, 12/th/ Floor
New York, NY 10017                       Pittsburgh, PA 15259
                                         Attn: Sannford M. Richards
Eurodollar Lending Office:               Fax: (412) 209-6118
One Chase Manhattan Plaza, 8/th/ Floor   Tele: (412) 234-8285
New York, NY 10081
Attn: Joan Gaston                        Eurodollar Lending Office:
Fax: (212) 552-5701                      3 Mellon Bank Center, 12/th/ Floor
Tele: (212) 552-7237                     Pittsburgh, PA 15259
                                         Attn: Sannford M. Richards
                                         Fax: (412) 209-6118
                                         Tele: (412) 234-8285

--------------------------------------------------------------------------------
MERRILL LYNCH BANK USA                   SUNTRUST BANK

Domestic Lending Office:                 Domestic Lending Office:
15 W. South Temple, Suite 300            120 E. Baltimore Street, 24/th/ Floor
Salt Lake City, UT 84101                 Baltimore, MD 21202
Attn: Butch Alder                        Attn: Andrew J. Hines
Fax: 801-531-7470                        Fax: (410) 986-1672
Tele: 801-526-8324                       Tele: (410) 986-1827

Eurodollar Lending Office:               Eurodollar Lending Office:
15 W. South Temple, Suite 300            120 E. Baltimore Street, 24/th/ Floor

--------------------------------------------------------------------------------
Salt Lake City, UT 84101                 Baltimore, MD 21202
Attn: Butch Alder                        Attn: Andrew J. Hines
Fax: 801-531-7470                        Fax: (410) 986-1672
Tele: 801-526-8324                       Tele: (410) 986-1827

--------------------------------------------------------------------------------
HSBC BANK USA                            COMERICA BANK

Domestic Lending Office:                 Domestic Lending Office:
425 Fifth Avenue                         500 Woodward Avenue, 9/th/ Floor
New York, NY 10018                       MC 3279
                                         Detroit, MI 48275-3279
Eurodollar Lending Office:
425 Fifth Avenue                         Eurodollar Lending Office:
New York, NY 10018                       500 Woodward Avenue, 9/th/ Floor
                                         MC 3279
                                         Detroit, MI 48275-3279

--------------------------------------------------------------------------------
DEUTSCHE BANK AG, NEW YORK               BANCA DI ROMA - NEW YORK BRANCH
BRANCH
                                         Domestic Lending Office:
Domestic Lending Office:                 34 East 51st Street
130 Liberty Street                       New York, NY 10022
MS NYC02-1407
New York, NY 10006                       Eurodollar Lending Office:
Attn: Wendy Williams                     34 East 51/st/ Street
Fax: (212) 250-7351                      New York, NY 10022
Tele: (212) 250-4854

Eurodollar Lending Office:
130 Liberty Street
MS NYC02-1407
New York, NY 10006
Attn: Wendy Williams
Fax: (212) 250-7351
Tele: (212) 250-4854

--------------------------------------------------------------------------------
BANCA NAZIONALE DEL LAVORO               BARCLAYS BANK PLC
S.P.A. NEW YORK BRANCH
                                         Domestic Lending Office:
Domestic Lending Office:                 222 Broadway
25 West 51st Street                      New York, NY 10038
New York, NY 10019                       Attn: Christine Batiz
                                         Fax: (212) 412-5387
Eurodollar Lending Office:               Tele: (212) 412-3701
25 West 51/st/ Street
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
New York, NY 10019                       Eurodollar Lending Office:
                                         222 Broadway
                                         New York, NY 10038
                                         Attn: Christine Batiz
                                         Fax: (212) 412-5387
                                         Tele: (212) 412-3701

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE BANK OF NEW YORK                     CREDIT SUISSE FIRST BOSTON

Domestic Lending Office:                 Domestic Lending Office:
One Wall Street, 22nd Floor              Eleven Madison Avenue
New York, NY 10286                       New York, NY 10010
Attn: Steven P. Cavaluzzo                Attn: William O'Daly
Fax: (212) 635-6434                      Fax: (212) 325-8314
Tele: (212) 635-1059                     Tele: (212) 325-1986

Eurodollar Lending Office:               Eurodollar Lending Office:
One Wall Street, 22nd Floor              Eleven Madison Avenue
New York, NY 10286                       New York, NY 10010
Attn: Steven P. Cavaluzzo                Attn: William O'Daly
Fax: (212) 635-6434                      Fax: (212) 325-8314
Tele: (212) 635-1059                     Tele: (212) 325-1986

--------------------------------------------------------------------------------
FIRST UNION NATIONAL BANK                FUJI BANK

Domestic Lending Office:                 Domestic Lending Office:
201 South College Street DC-5            To Be Delivered
Charlotte, NC 28288-0169
Attn: John Reid                          Eurodollar Lending Office:
Fax: (704) 383-7611                      To Be Delivered
Tele: 704-383-1385

Eurodollar Lending Office:
201 South College Street DC-5
Charlotte, NC 28288-0169
Attn: John Reid
Fax: (704) 383-7611
Tele: 704-383-1385

--------------------------------------------------------------------------------
SUMITOMO MITSUI BANKING                  WACHOVIA, N.A.
CORPORATION
                                         Domestic Lending Office:
Domestic Lending Office:                 191 Peachtree Street
277 Park Avenue                          Atlanta, GA 30303
New York, NY 10172                       Attn: Meg Beveridge
Fax: (212) 224-5197                      Fax: (404) 332-4058
                                         Tele: (404) 332-6576
Eurodollar Lending Office:
277 Park Avenue                          Eurodollar Lending Office:
New York, NY 10172                       191 Peachtree Street
Fax: (212) 224-5197                      Atlanta, GA 30303
                                         Attn: Meg Beveridge
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         Fax: (404) 332-4058
                                         Tele: (404) 332-6576

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BANK OF HAWAII                           ALLFIRST BANK

Domestic Lending Office:                 Domestic Lending Office:
130 Merchant Street, 20th Floor          601 13/th/ Street, NW
Honolulu, HI 96813                       Suite 1000 North
Attn: Donna Arakawa                      Washington, DC 20005
Fax: (808) 693-1672                      Attn: Shelly Trimble
Tele: (808) 693-1698                     Fax: 202-661-7236
                                         Tele: 202-661-7239
Eurodollar Lending Office:
130 Merchant Street, 20/th/ Floor        Eurodollar Lending Office:
Honolulu, HI 96813                       601 13/th/ Street, NW
Attn: Donna Arakawa                      Suite 1000 North
Fax: (808) 693-1672                      Washington, DC 20005
Tele: (808) 693-1698                     Attn: Shelly Trimble
                                         Fax: 202-661-7236
                                         Tele: 202-661-7239

--------------------------------------------------------------------------------
BANK ONE, NA                             FIRST HAWAIIAN BANK

Domestic Lending Office:                 Domestic Lending Office:
One Bank One Plaza                       999 Bishop Street - 11/th Floor
Suite IL1-0315                           Honolulu, Hawaii 96813
Chicago, IL 60670                        Attn: Charles L. Jenkins
Attn: Dennis Redpath                     Fax: 808-525-6372
Fax: 312-732-5939                        Tele: 808-525-6289
Tele: 312-732-3044
                                         Eurodollar Lending Office:
Eurodollar Lending Office:               999 Bishop Street - 11/th/ Floor
One Bank One Plaza                       Honolulu, Hawaii 96813
Suite IL1-0315                           Attn: Charles L. Jenkins
Chicago, IL 60670                        Fax: 808-525-6372
Attn: Dennis Redpath                     Tele: 808-525-6289
Fax: 312-732-5939
Tele: 312-732-3044

--------------------------------------------------------------------------------
CREDIT LYONNAIS                          RIGGS BANK N.A.
 NEW YORK BRANCH
                                         Domestic Lending Office:
Domestic Lending Office:                 808 17/th/ Street, NY
1301 Avenue of the Americas              Washington, DC 20006
New York, New York 10019                 Attn: Marian Egge
Attn: Mary Daly                          Fax: 202-835-5977
Fax: 212-261-7532                        Tele: 202-835-4355
Tele: 212-261-7842

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         Eurodollar Lending Office:
Eurodollar Lending Office:               808 17/th/ Street, NY
1301 Avenue of the Americas              Washington, DC 20006
New York, New York 10019                 Attn: Marian Egge
Attn: Mary Daly                          Fax: 202-835-5977
Fax: 212-261-7532                        Tele: 202-835-4355
Tele: 212-261-7842


--------------------------------------------------------------------------------
SANWA BANK LIMITED                       WELLS FARGO BANK, NATIONAL ASSOCIATION

Domestic Lending Office:                 Domestic Lending Office:
55 East 52nd Street                      201 Third Street
New York, NY 10055                       MAC 0187-081
Attn: John Feeney                        San Francisco, CA 94103
Fax: (212) 754-1304                      Attn: Ginnie Padgett
Tele: (212) 339-6366                     Fax: (415) 979-0675
                                         Tele: (415) 477-5374
Eurodollar Lending Office:
55 East 52nd Street                      Eurodollar Lending Office:
New York, NY 10055                       201 Third Street
Attn: John Feeney                        MAC 0187-081
Fax: (212) 754-1304                      San Francisco, CA 94103
Tele: (212) 339-6366                     Attn: Ginnie Padgett
                                         Fax: (415) 979-0675
                                         Tele: (415) 477-5374
--------------------------------------------------------------------------------
LEHMAN COMMERCIAL PAPER INC.

Domestic Lending Office:
3 World Financial Center, 8/th/ Floor
New York, New York 10285
Attn: Nancy Wong
Fax: 212-526-6535
Tele: 212-526-7365

Eurodollar Lending Office:
3 World Financial Center, 8/th/ Floor
New York, New York 10285
Attn: Nancy Wong
Fax: 212-526-6535
Tele: 212-526-7365
--------------------------------------------------------------------------------

                                                                     SCHEDULE II

                                 Existing Liens


--------------------------------------------------------------------------------
Description                          Obligor                    Lien
--------------------------------------------------------------------------------
Non-Recourse Indebtedness:

 Delta Airlines Boeing 767 lease     Essex House Condominium    $53.8 million
                                     Corp.


--------------------------------------------------------------------------------

Liens encumbering the fee interests  Various
(including subordination of the
right to receive ground rent) of
the Company and its Subsidiaries in
land leased to:

  (1)  Courtyard by Marriott L.P.
  (2)  Courtyard by Marriott II L.P.
  (3)  Fairfield Inn by Marriott L.P.

--------------------------------------------------------------------------------

                                                                    SCHEDULE III

                                 Mandatory Costs

          The Mandatory Cost rate is an addition to the interest rate on a sum to compensate a Bank for the cost resulting from the imposition from time to time under the Bank of England Act 1998 (the "Act") and/or by the Bank
                                                      ---
     of England and/or the Financial Services Authority (the "FSA") (or other
                                                              ---
     United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the sum.

          The Mandatory Cost rate will be the rate determined by the Administrative Agent (in consultation with the applicable Bank) (and rounded upward, if necessary, to the next 1/16th of 1%) as the rate resulting from the application (as appropriate) of the formula:


          for Pounds Sterling sums:      XL + S(L - D) + F x 0.01
                                         ------------------------
                                              100 - (X+S)

          for other sums:                F x 0.01
                                         --------
                                           300

     where on the day of application:

     X is the percentage of eligible liabilities (in excess of any stated minimum) by reference to which the applicable Bank is required under the Act to maintain, cash ratio deposits with the Bank of England;

     L is the percentage rate per annum at which Pounds Sterling deposits for the relevant period are offered by the applicable Bank to leading banks in the London interbank market at or about 11:00 am (London time) on that day;

     F is the rate of charge payable by the applicable Bank to the FSA under the Fees Regulations expressed in pounds per (pound)1 million of the Bank's fee base;

     S is the level of interest bearing special deposits, expressed as a percentage of eligible liabilities, which the applicable Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

     D is the percentage rate per annum payable by the Bank of England to the applicable Bank on special deposits.

     (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

               The Mandatory Cost rate attributable to a sum for any period shall be calculated at or about 11:00 am (London time) on the first day of such period for the duration of such period.

               The determination of the Mandatory Cost rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

               If there is a change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the applicable Bank or the Administrative Agent renders or will render either formula (or any element thereof or any defined term used therein) inappropriate or inapplicable, the Administrative Agent may vary the same after notice to the Company. Any such variation shall, in the absence of manifest error, be conclusive and binding on the parties and shall apply from the date specified in such notice.

               For the purposes of this Schedule:

               The terms "eligible liabilities" and "special deposits" shall
                          --------------------       ----------------
     bear the meanings given to them under or pursuant to the Act by the Bank of England (as appropriate), on the day of the application of the formula;

          "fee base" has the meaning given to it in the Fees Regulations;
           --------

          "Fees Regulations" shall mean, as appropriate, either:
           ----------------

          (a)  the Banking Supervision (Fees) Regulations 2000; or

          (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision.

                                                                     SCHEDULE IV


                               Swing Loan Banks

--------------------------------------------------------------------------------
            Swing Loan Bank                         Swing Loan Limit
--------------------------------------------------------------------------------
Citibank, N.A.                                             $89,000,000
--------------------------------------------------------------------------------
First Union National Bank                                  $50,000,000
--------------------------------------------------------------------------------
Bank One, NA                                               $35,000,000
--------------------------------------------------------------------------------